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                                                                    EXHIBIT 10.2


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                  SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION

                                CONSTRUCTION LOAN TO

                    TROPICAL SPORTSWEAR INTERNATIONAL CORPORATION

                                    $9,600,000.00

                        CONSTRUCTION AND TERM LOAN AGREEMENT

                                     May 7, 1996

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                      CONSTRUCTION AND TERM LOAN AGREEMENT

    This is a Construction Loan Agreement (this "Agreement") dated as of May 7, 1996, by TROPICAL SPORTSWEAR INTERNATIONAL CORPORATION ("Borrower"), 4902 West Waters Avenue, Tampa, Florida 33634, and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION ("Bank"), with its principal office in Birmingham, Alabama. This Agreement has been executed by the parties to document their understandings relative to extensions of credit by Bank to Borrower. The parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the capitalized terms defined below have the respective meanings ascribed to them:

    "Accountants" mean any certified public accounting firm that Bank accepts in writing.

    "Advance" means any disbursement by Bank under the Note of a portion of the proceeds of the Loan described in this Agreement.

    "Affiliate" means a Person who, directly or indirectly, is controlled by, or is under common control with, the spouse or any relative of, any officer, director, or employee of, and any entity that is a member, officer, director, employee, or a direct or indirect owner of any equity interest of Borrower or Guarantor, including, without limitation, any subsidiary or parent corporation.

    "Agreement" means this Construction and Term Loan Agreement as originally executed and as amended or supplemented from time to time in accordance with its terms.

    "Architect" means Smallwood, Reynolds, Stewart, Stewart & Associates of Florida, Inc., or any other architect employed by Borrower and approved by Bank in writing in connection with the design and construction of the Improvements.

    "Architect Agreement" means the architect agreement between Borrower and Architect which must be in form and substance satisfactory to Bank.

    "Bank" means SouthTrust Bank of Alabama, National Association, its successors and assigns, a party to this Agreement.

    "Bank's Consultant" jointly and severally means each contractor, architect, engineer, or consultant

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    employed, hired, or consulted by Bank to monitor the progress of the
    Construction.

    "Bank's Counsel" means the law firm of Glenn Rasmussen & Fogarty, P.A.

    "Base Rate" means the interest rate set and published from time to time by Bank as its "Base Lending Rate," which rate is an index rate for the guidance of loan officers, but does not necessarily preclude the application of a lesser rate for particular loans.

    "Borrower" means Tropical Sportswear International Corporation, a Florida corporation, a party to this Agreement.

    "Borrower's Counsel" means the law firm of Smith, Williams & Bowles, P.A.

    "Borrower's Counsel's Final Opinion" means an opinion in form and substance satisfactory to Bank.

    "Budget" means a statement satisfactory to Bank in the form of attached Exhibit "A" describing the intended and authorized use of the Loan proceeds. Borrower must use all proceeds from the Note described by this Agreement in a manner consistent with this Budget, as the same may be modified from time to time with the Bank's consent. The Budget attached as Exhibit "A" shall be converted to the Bank's approved format, a copy of which is attached as Exhibit "D" to this Agreement.

    "Capitalized Lease Obligations" means any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

    "Closing Date" means May 7, 1996, unless otherwise agreed in writing by all parties to this Agreement.

    "Collateral" means the property described in the Security Documents and pledged by Borrower to secure the prompt payment and performance of Borrower's obligations under this Agreement and the Loan Documents.

    "Collateral Assignment of Rents and Leases" means the Collateral Assignment of Rents and Leases to be executed by Borrower in favor of Bank in form and


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    substance satisfactory to Bank, as amended or supplemented from time to time.

    "Collateral Assignment of Construction Contracts and Other Rights" means the Collateral Assignment of Construction Contracts and Other Rights executed by Borrower in favor of Bank in form and substance satisfactory to Bank, as amended or supplemented from time to time.

    "Completion Date" means the earlier of May 7, 1997, or the date construction of the Improvements has been completed in accordance with the Plans and Specifications, as evidenced by a Certificate of Occupancy issued by the appropriate local government entity having jurisdiction over the Project.

    "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

    "Consolidated" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

    "Construction Contracts" means the Contractor Agreement, the Engineer's Agreement, the Architect Agreement, and other agreements related to the construction of the Improvements.

    "Construction Costs" means all costs for labor, materials, fixtures and furnishings, and other costs incurred and to be incurred in the development of the Property, estimates of which are more particularly described in the Budget.

    "Construction Loan" means the loan (or the disbursements under the Note) to be made by Bank to Borrower pursuant to this Agreement in connection with the acquisition of the Land and existing Improvements and the construction of additional Improvements commencing at the Loan Closing Date and terminating 12 months thereafter or otherwise upon payoff or conversion to the Term Loan as provided in this Agreement.

    "Contractor Agreement" means the contractor agreement in form and substance satisfactory to Bank to be executed by the General Contractor.

    "Current Maturities of Capitalized Lease Obligations" means all payments in respect of Capitalized

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    Lease Obligations that are required to be made within one year from the date of determination, whether or not the obligation to make such payment will constitute a current liability of the obligor under GAAP.

    "Current Maturities of Long Term Debt" means all payments in respect of long-term debt that are required to be made within one year from the date of determination, whether or not the obligation to make such payment will constitute a current liability of the obligor under GAAP.

    "Debt" means the sum of (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) Capitalized Lease Obligations, (iii) all other items which in accordance with GAAP would be included in determining total liabilities as shown on a balance sheet of a Person as at the date as of which Debt is to be determined.

    "Debt Service Coverage" means a ratio in which the numerator is the sum of the net income (after provision for federal and state taxes and excluding any extraordinary income) calculated based upon the 12-month period preceding the applicable date, plus the interest expenses for said period, plus the sum of non-cash expenses or allowances for such period (including, without limitation, amortization or write-down of intangible assets, depreciation, depletion, and deferred taxes and expenses), less any dividends or other distributions for such period, and the denominator is the sum of the Current Maturities of Long Term Debt and Current Maturities of Capitalized Lease Obligations as of the applicable date, plus the interest expenses for the 12-month period preceding the applicable date.

    "Default" means any event of default described in this Agreement.

    "Engineer" means Mills & Associates, Inc., or any other engineer employed by Borrower and approved in writing by Bank in connection with the design and construction of the Improvements.

    "Engineer's Agreement" means the engineer's agreement in form and substance satisfactory to Bank to be executed by the Engineer.

    "Environmental Regulations" means all federal, state, and local laws, rules, regulations, ordinances, programs, permits, guidances, orders, and consent decrees relating to the environment or

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    to public health, safety, and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, the River and Harbor Act, the Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, the DeepWater Port Act, the Safe Drinking Water Act, the Superfund Amendments and Reauthorization Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, the Oil Pollution Act of 1990, state and federal superlien and environmental cleanup programs and laws, U.S. Department of Transportation regulations, laws regulating hazardous, radioactive, and toxic materials and underground petroleum products storage tanks, and all similar state, federal, and local laws and regulations.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time.

    "Escrow Account" means the interest bearing escrow account held in the name of SouthTrust Bank of Alabama, National Association, for the Borrower at SouthTrust Bank of Florida, N.A., in satisfaction of the escrow requirements relating to Project equity contributions set forth in Section 3.3(A) of this Agreement.

    "Estimated Gross Earnings" means the estimated sum of (a) total net sales value of production, (b) total net sales of merchandise, and (c) other earnings derived from operation of the business, less the cost of (i) raw stock from which such production is derived, (ii) supplies consisting of materials consumed directly in the conversion of such raw stock into finished stock or in supplying the services sold by the Borrower, (iii) merchandise sold, including related packaging materials, and (iv) services purchased from others (not employees of the Borrower) for resale that do not continue under contract.

    "Fixed Charge Coverage" means a fraction in which the numerator is the sum of the net income (after provision for federal and state taxes) for the 12-month period preceding the applicable date, plus the interest, lease, and rental expenses for said period, plus the sum of non-cash expenses or allowances for such period (including, without limita-

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    tion, amortization or write down of intangible assets, the net addition or net decrease in the loan loss reserves for customer Accounts, depreciation, depletion, and deferred taxes and expenses), less dividends and other distributions for such period, and the denominator is the sum of the Current Maturities of Long Term Debt as of the applicable date, plus the Current Maturities of Capitalized Lease Obligations as of the applicable date, plus any payment made of dividends on any shares of capital stock and cash expenditures made for the redemption of any class of capital stock during the 12-month period preceding the applicable date, plus the interest, lease, and rental expenses for the 12-month period preceding the applicable date.

    "General Contractor" means Ed Taylor Construction South, Inc., or any other general contractor employed by Borrower and approved by Bank in writing in connection with the construction of the Improvements.

    "Generally Accepted Accounting Principles" or "GAAP" mean generally accepted accounting principles in effect at the time any calculation is required to be made under this Agreement or any financial statement or report is prepared pursuant to it. However, Bank has the option to elect in writing, at any time and from time to time, that generally accepted accounting principles in effect as of the date of this Agreement be used for the purposes of this Agreement, in any case in which the application of accounting principles in effect at a later date would make the covenants contained in this Agreement less restrictive.

    "Governmental Authority" means any municipal, county, state or federal governmental authority or other governmental authority (domestic or foreign) having or claiming jurisdiction over the Land, the Improvements, Bank, or Borrower.

    "Guarantor" or "Guarantors" means jointly and severally each of the following: Apparel International Group, Inc., and Tropical Acquisition Corporation, both Delaware corporations.

    "Guaranty" means the continuing and unconditional guaranty agreement in form and substance satisfactory to Bank that has been or is to be executed by Guarantor in favor of Bank.

    "Hard Construction Costs" means the following line items listed in the
    Budget: Building Construction,

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    Signage, Ornamental Gates & Fence, Chain Link Fence, Vacuum Security,
    Security System, Outside Associates Break Areas, Wall Hung Storage Racks 200 L/FT, Awnings, and Change orders 10%.

    "Improvements" means the improvements existing on the Land as of the date of this Agreement, consisting of, among other things, a 187,500 square foot
    (MOL) office/warehouse facility, and the Improvements to be made to the Land, consisting of the construction of a 111,000 square foot (MOL) office/warehouse facility and all other improvements relating to such buildings now existing or hereafter erected upon the Land, all of which are more particularly described in the Plans.

    "Land" means the real property described in the Mortgage and legally described in attached Exhibit "C."

    "Liabilities" means all liabilities, obligations, and indebtedness (including interest thereon) of Borrower to Bank pursuant to this Agreement and every promissory note, security agreement, mortgage, and other instrument or agreement executed at any time pursuant to it, all loans and advances now or in the future made by Bank to Borrower and all other liabilities, obligations, and indebtedness of Borrower to Bank, however and whenever incurred or contracted, whether primary, secondary, direct, contingent, sole, joint, or several, whether now due or to become due, and whether now existing or later acquired, advanced, or contracted and includes without limitation the Note.

    "Lien" or "Liens" means any restriction on the use or transferability of property and a claim or charge on any interest in property securing an obligation owed to, or claimed by, a person other than the owner of the property, whether the claim or charge exists by reason of statute (including any federal, state, or local tax statute or ordinance), contract, or common law, and includes a lien or security interest arising from a mortgage, indenture, security agreement, encumbrance, pledge, hypothecation, conditional sale, trust receipt, or collateral assignment and a lease, bailment, or consignment for security purposes.

    "Loan" means both the Construction Loan and the Term Loan (or the disbursements under the Note) to be made by Bank to Borrower pursuant to this Agreement.

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    "Loan Documents" means jointly and severally this Agreement and the documents described in attached Exhibit "B," together with each other document, agreement, or instrument required or executed in connection with this Agreement.

    "Mortgage" means the mortgage in form and substance satisfactory to Bank to be executed by Borrower in favor of Bank, granting to Bank a first-priority Lien on the Property.

    "Note" means the $9,600,000 Real Estate Promissory Note in form and substance satisfactory to Bank to be executed by Borrower in favor of Bank.

    "Notice of Commencement" means a notice of commencement prepared and filed by or on behalf of Borrower in the Public Records of Hillsborough County, Florida, in accordance with Section 713.13(2), Florida Statutes (1995), relating to the new Improvements to be constructed on the Land.

    "Permitted Encumbrances" means the encumbrances affecting the Property and expressly approved in writing by Bank, including those set forth in Mortgagee Title Commitment No. 10188110000025 issued by Borrower's Counsel, as agent for Chicago Title Insurance Company.

    "Person" means an individual, partnership, corporation, joint stock company, firm, land trust, business trust, unincorporated organization, or other business entity, or a government or agency or political subdivision thereof.

    "Plan" means an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

    "Plans" or "Plans and Specifications" means the plans and specifications pertaining to the Construction of the Improvements and all related documents.

    "Project" means the construction of the new Improvements on the Land, and refers jointly to the Land and the Improvements.

    "Property" means the Land and all Improvements.

    "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

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    "Request for Advance" means a draw request in the form and substance satisfactory to Bank.

    "Security Documents" means the Note, Mortgage, and Guaranty executed by each Guarantor, Hazardous Materials Certificate and Environmental Indemnity, Assignment of Contract Rights, and UCC Financing Statements.

    "Senior Debt" means all Debt of Borrower, excluding Subordinated Debt.

    "Subordinated Debt" means (i) all the Debt of the Borrower owed to any Affiliate that is not a Guarantor, all of which is fully subordinated to the Loan (including principal, interest, and agreed charges) in a manner satisfactory to the Bank (which may be either according to its terms or by separate agreement) and which Debt arises from the Borrower's actual receipt of cash and not from "in kind" or non-cash consideration, and (ii) all the Debt of the Guarantor owed to the former shareholders of Borrower.

    "Subsidiary" means any corporate entity or partnership, or other business entity, controlling interest of which is owned by the Borrower.

    "Tangible Net Worth" means the aggregate of the (a) par or stated value of all outstanding capital stock; (b) capital surplus; and (c) retained earnings; and (d) Subordinated Debt; less (t) amounts due from Affiliates who are not Guarantors of the Loan, (u) any surplus resulting from any write-up of assets subsequent to the date of this Agreement; (v) deferred assets (excluding deferred income taxes, but including deferred development costs other than prepaid insurance and prepaid taxes; (w) goodwill or other amounts representing the excess of the purchase price of assets or stock over the value assigned to them on the books of such Person; (x) the book value of any patents, trademarks, trade names, copyrights, noncompete agreements, franchises, experimental expenses, and other intangible assets;
    (y) the amount paid for any treasury stock reflected as a reduction of the capital surplus or retained earnings accounts; and (z) any other amounts classified as intangible assets under GAAP. Notwithstanding subsection (t), Bank may, in its sole discretion, include in Tangible Net Worth

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    amounts due from Affiliates that are evidenced by a promissory note and in its judgment adequately secured by collateral and the general credit of the Affiliate.

    "Term Loan" means the term loan being made upon completion of construction of the Improvements, compliance with all conditions precedent contained in this Agreement, and conversion of the Construction Loan to a term loan with a maturity date of ten years from the loan closing date.

    "Unavoidable Delays" means the delays due to strikes, blackouts, acts of God, governmental restrictions, failure or inability to secure materials or labor by reason of priority or similar regulation or order of any governmental or regulatory body, enemy action, civil disturbance, fire, or any other act beyond the reasonable control of Borrower.

2. FORM AND INTERPRETATION. Words of the masculine gender are to be construed to include correlative words of the feminine and neuter genders, and words of the neuter gender are to be construed to include correlative words of the masculine and feminine genders. Words in the singular number include words of the plural number, and words in the plural number include words of the singular number. The word "Person" includes a trust, corporation, partnership, joint venture, association, unincorporated organization, public body, government, and any governmental agency or department, as well as a natural person. Accounting terms used, but not otherwise defined, in this Agreement will have the meanings given to them under, and are to be construed in accordance with, Generally Accepted Accounting Principles. Whenever possible, each provision of this Agreement is to be construed and interpreted so that it is valid and enforceable under applicable law. The words "including" or "includes" are not limiting. The word "or" is not exclusive. The parties intend for this Agreement to be governed by and construed in accordance with the laws of the State of Florida.

3. THE LOAN, FEES, SECURITY, GUARANTY AND MISCELLANEOUS PROVISIONS. Subject to the terms and conditions of this Agreement, Bank shall make the following Loans to Borrower:

    3.1 The Loan. When every condition specified in this Agreement has been either satisfied or waived in writing by Bank, Borrower may borrow a principal amount not to exceed $9,600,000 in accordance with the terms of this Agreement. To evidence the Loans, Borrower shall execute, issue, and deliver to Bank the Note payable to the order of Bank.

    3.2 Loan Purpose. Borrower may use the Loan proceeds exclusively in connection with the acquisition of the Land and

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the existing Improvements, the Construction of additional Improvements, and related costs in a manner consistent with the Budget. The parties acknowledge that a portion of the Land being acquired is currently leased to Borrower and is being acquired through the exercise of a purchase option right in those leases.

    3.3 Multiple Phase Construction Funding. The Construction Loan shall be funded in two or more phases as follows:

    A. On the initial Loan Closing Date, Bank shall fund up to $6,178,490.04 for the acquisition of the Land and existing Improvements as Phase I of the Construction Loan funding. If on the Loan Closing Date Borrower is unable to close the purchase of all of the four parcels of real property comprising the Land, however, then the purchase of any parcel or parcels of real property that are not purchased on the initial Loan Closing Date shall be purchased no later than 15 business days following the initial Closing Date. In that event, on the initial Closing Date, Borrower shall pay to Bank the sum of Eight Hundred Thirty Thousand Two Hundred and Twenty-Eight and 04/100ths Dollars $830,228.04), which sum Bank shall hold in the Escrow Account to be disbursed in accordance with the Budget or, in the event all or part of the remaining portion of the Land is not purchased within the 15-business day period provided above, Bank may apply all or part of the $830,228.04 amount to reduce the total indebtedness of Borrower to Bank. Also, if one or more parcels of the Land is purchased after the Loan Closing Date as provided above, then the Security Documents shall initially relate only to the portion of the Land purchased on the Closing Date, but shall be extended by spreader agreement or other appropriate modification document acceptable to Bank, in its sole discretion, to the remaining portion of the Land on the date it is purchased by Borrower. The purchase of all parcels comprising the Land shall be an absolute condition precedent to Phase II funding as provided in Section 3.3(B). If all the Land is not purchased within 15 business days following the Closing Date, then on that date, the Loan shall mature and become immediately due and payable.

    In addition to the foregoing requirements, within 45 days of the initial Loan Closing Date, Borrower must provide to Bank evidence satisfactory to Bank, in Bank's sole discretion, that all permits and approvals necessary for the construction of the Improvements in accordance with the Plans and Specifications approved by Bank have been properly obtained and must satisfy all other post-closing requirements set forth in Section 5.26. Within 60 days following the initial Loan Closing Date, Borrower must have (i) filed in the Public Records of Hillsborough County, Florida, the Notice of Commencement, in form and substance satisfactory to Bank, (ii) materially commenced site work on the Land in preparation for the construction of the new Improvements, and (iii) used its best efforts to obtain from or on behalf of each former shareholder

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of Borrower who is a creditor of Guarantor a signed subordination agreement, in form and substance acceptable to Bank, subordinating to the Loan the Guarantor's indebtedness to the former shareholders of Borrower. If the requirement set forth as item (iii) of this paragraph relating to the subordination of indebtedness is not satisfied within 60 days following the Loan Closing Date, then Borrower shall pay to Bank on the 61st calendar day following the Closing Date a fee of $10,000. On the Closing Date, Borrower shall tender the $10,000 fee to Lender's Counsel, which shall hold that sum in its non-interest bearing trust account until the earlier of (1) the date Lender's Counsel receives notice that the required subordination agreement has been delivered to Bank, in which case Lender's Counsel shall promptly refund the $10,000 deposit to Borrower, or (2) the 61st calendar day after the Closing Date, on which date Lender's Counsel shall remit the $10,000 deposit to Bank, or (3) the date Lender's Counsel receives joint instructions from Bank and Borrower to disburse the $10,000 deposit in accordance with those written instructions, in which case Lender's Counsel shall promptly comply with those instructions.

        If any of the requirements set forth in the preceding paragraph other than (iii) are not satisfied within the times provided, then, notwithstanding any other provision of this Agreement, the remainder of the Construction Loan will not be funded and the Phase I amount funded will convert to the Term Loan in accordance with Sections 3.4-.7 of this Agreement as of August 1, 1996. In that event, then upon conversion on August 1, 1996, to the Term Loan, the Bank shall refund to Borrower the Escrow Account balance. Moreover, during the term of the Term Loan, in addition to the amortized payments of principal and interest otherwise due in accordance with this Agreement and the Note, Borrower shall make an additional $100,000 principal payment annually on the Loan anniversary date until the Term Loan has been repaid in full. Borrower acknowledges that, as a further condition precedent to Phase II funding, unless the amount was funded into the Escrow Account on the initial Loan Closing Date in accordance with the first paragraph of subsection 3.3(A) (in which event this requirement will not apply), Borrower must either provide evidence acceptable to Bank that Borrower has paid (in addition to its original $4,000,000 equity contribution made before the Closing Date) $830,228.04 in "soft" construction costs, or deposit into the Escrow Account that amount to be disbursed during the course of the Project for that purpose. Borrower also must provide to Bank before Phase II funding lien waivers from all architects, engineers, contractors, subcontractors, suppliers, and materialmen who, within 120 days before the funding date, have provided material or services to the Property in connection with the design or construction of the Improvements. Additionally, if, in the judgment of Bank's Consultant, the total estimated Hard Construction Costs in the Budget exceed $3,900,000, then, as a condition precedent to



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

Bank's approval of the Budget and Bank's obligation to fund Phase II of the Loan, Bank may require Borrower to increase Borrower's equity as provided in section 5.10 of this Agreement.

        B. If the requirements set forth in subsection (A) above are satisfied within the schedules provided above and all other prerequisites to disbursement as set forth in this Agreement are satisfied, then, ten calendar days after the last of the requirements is satisfied, Bank shall fund as Phase II of the Construction Loan up to $3,900,000 for the purpose of financing Hard Construction Costs in accordance with the Budget and Article 6 of this Agreement.

        3.4 Loan Conversion. The Conversion of the Construction Loan to the Term Loan will occur provided that the Borrower is not in Default and if all the following conditions have been fulfilled to Bank's satisfaction, in Bank's sole discretion: (i) the construction of the Improvements has been completed in accordance with the Plans and Specifications and a Certificate of Occupancy for the Improvements has been issued by the local Governmental Authority with jurisdiction; (ii) all the conditions precedent to the final disbursement of Loan proceeds under the terms of the Loan Documents have been fully satisfied;
(iii) Bank has been furnished with an endorsement to Bank's title insurance policy assuring Bank that all contractors, subcontractors, materialmen, and suppliers working on the construction of the Improvements have been paid in full and that the Property and the Improvements are free of all liens and encumbrances other than those approved by Bank; (iv) the Improvements comply with all applicable private restrictions and governmental requirements, codes, and other standards, and may be utilized for their intended purposes; (v) there has been no material adverse change in the financial condition of Borrower, or any Guarantor. To exercise this option to convert the Construction Loan to the Term Loan, Borrower must notify Bank in writing at least 30 days before the maturity of the Construction Loan. Borrower's written notice must be accompanied by a commitment fee in the amount of $24,000. Such fee shall be by cashier's check or wire transfer.

        3.5 Interest Rate.

        A. Principal outstanding under the Construction Loan shall accrue interest at a variable rate equal to one-half of one percent (1/2%) per annum above the Bank's Base Rate, adjusted daily (the "Payment Rate").

        The Payment Rate shall be calculated based on a year of 360 days, but charged for the actual number of days elapsed.

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

        B. Principal outstanding under the Term Loan shall accrue interest at either of the following Payment Rates, at the Borrower's Option to be selected on the date the loan converts from the Construction Loan to the Term Loan.

            Option #1. a variable Payment Rate equal to one-half of one percent (1/2%) per annum above Bank's "Base Rate," adjusted daily.

                                       OR

            Option #2. 275 basis points over the five year Treasury bill Rate to be adjusted five years after the loan converts from the Construction Loan to the Term Loan.

        3.6 Term of the Loan. The term of the Construction Loan shall commence on the Loan Closing Date and shall either convert to the Term Loan or mature one year following the Loan Closing Date, unless the Construction Loan converts on August 1, 1996, pursuant to subsection 3.3(A) of this Agreement. The maturity date of the Term Loan will be ten years from the initial Loan Closing Date.

        3.7 Payment of the Loan. Principal and interest shall be payable as follows:

        A. Construction Loan. Interest accrued on the principal amount from time to time outstanding at the Payment Rate shall be due and payable beginning on the 1st day of the first full calendar month following the Closing Date, and continuing on the same day of each calendar month thereafter, until the maturity date of the Construction Loan, at which time, if the Construction Loan has not been converted per the provisions outlined in this Agreement, all indebtedness of Borrower to Bank (including, without limitation, all interest accrued and all outstanding principal) shall be due and payable.

        B.  Term Loan. If the Borrower satisfies the requirements of section
3.4 and elects to convert the Construction Loan to the Term Loan, the amount of principal and interest to be paid each month until the maturity date of the Term Loan will be based on a 19-year amortization. The interest rate will be determined at the date of conversion based on the interest option selected by the Borrower.

        3.8 Prepayment. Prepayment of the Loan, in full or in part, shall be permitted at any time; provided, however, that the Borrower shall pay a termination fee in the amount of (a) 1% of any amount prepaid within one year from the Closing Date of the Construction Loan, (b) one-half percent (.5%) of any amount prepaid during the second year following the Closing Date of the Construction Loan, and (c) one-quarter percent

(.25%) of any amount prepaid during the third year following the Closing Date of the Construction Loan.

    3.9 Late Charges and Default Interest Rate. If any payment is not made within ten days of the date when due, Borrower shall pay Bank a late charge equal to 2% of the late payment. At Bank's sole option, in the event of a failure by Borrower to make any payment within ten days of the date payment is due, the Payment Rate shall be increased to the maximum interest rate allowed by applicable law on the date the late payment was due (the "Default Rate"). The Default Rate shall apply beginning on the date the late payment was due and continuing until the payment is made or, in the event a Default is declared by Bank, until all indebtedness of Borrower to Bank is fully paid.

    3.10 Restriction on Secondary Financing and Sale of Property. Borrower's rights under the Loan documents shall be personal as Bank has evaluated this Loan and has agreed to make this Loan based on the unique qualifications of Borrower both financial and otherwise. So long as this Agreement or any part of the Loan is outstanding, the Property shall remain free and clear of all encumbrances, liens, mortgages, security interests, and secondary financing, except those that may be specifically set forth herein, or otherwise approved in writing by Bank, which may be refused in Bank's sole discretion.

    3.11 Loan Fees. In addition to the $24,000 Construction Loan commitment fee Borrower paid to Bank on or before the Closing Date, Borrower shall pay Bank an additional nonrefundable $24,000 commitment fee on the date of conversion from the Construction Loan to the Term Loan.

    3.12 Security for the Liabilities. To secure the punctual performance and payment of all its Liabilities to Bank, Borrower shall execute the following in favor of Bank on or before the Closing Date (subject to the provisions of Section 3.3(A) relating to staged purchases of the Land):

    A. Mortgage. A Real Estate Mortgage granting to Bank a perfected first-priority security interest in the real property and fixtures described in the Mortgage and located in Hillsborough County, Florida.

    B. Collateral Assignment of Rents and Leases. The Collateral Assignment of Rents and Leases granting to Bank a perfected first-priority security interest in all rents and leases described in that document.

    C. Collateral Assignment of Construction Contracts and Other Rights. A Collateral Assignment of Construction Contracts granting to Bank a perfected first-priority security interest in all contract rights, general intangibles, and other rights and interests described in the document.

    D. Guaranty of Payment and Performance. A joint and several, unlimited, continuing and unconditional guaranty of payment and performance of the Loan and all other obligations of Borrower to Bank by each Guarantor (together, the "Guaranty"). The Guaranty is not conditioned upon Bank first proceeding against Borrower or any of the Collateral securing the Loan.

    E. Hazardous Materials Certificate and Environmental Indemnity. A Hazardous Materials Certificate and Environmental Indemnity executed by Borrower and Guarantor, assuring Bank that the Property does not presently contain hazardous materials or toxic substances and indemnifying Bank against all losses arising as a result of the presence of hazardous materials or toxic substances in, on, or under the Property, or emitted from the Property.

4. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantors represent and warrant to Bank as follows:

    4.1 Organization and Authority. Borrower is a Florida corporation duly organized and in good standing under the laws of the State of Florida and authorized to do business in Florida. Guarantors are corporations duly organized and in good standing under the laws of the State of Delaware. Borrower and Guarantor have all requisite power and authority to execute, deliver, and perform this Agreement and the Loan Documents, to borrow under this Agreement, to own their assets and to conduct their businesses as now conducted, and Borrower and Guarantor possess all governmental franchises, licenses, and permits that are necessary to own or lease their assets and to carry on their businesses as now conducted.

    4.2 Validity. This Agreement and the Loan Documents when executed in favor of and delivered to Bank will be effective, valid, and binding obligations of Borrower and the other parties to them.

    4.3 Financial Condition. The financial statements of Borrower and Guarantors previously submitted to Bank fairly represent the financial condition of Borrower and Guarantors as of the date of each report, and, since the date of each financial statement, there has been no material adverse change in the financial condition of Borrower or Guarantors.

    4.4 Title to Property. Borrower has good and marketable title to all real estate or interests in real estate owned by it and pledges as Collateral for the Loan, subject to such imperfections of title that are accepted by Bank in writing or that do not materially interfere with the continued use of the real estate in the manner and for the purposes it is now used and other contemplated uses. There is no Lien on any property owned by Borrower and pledged as Collateral for the Loan, except (a) liens for taxes and assessments of governmental authorities that are not yet due and for which adequate reserves are reflected in Borrower's books of account and (b) security interests granted in favor of Bank or authorized in writing by Bank. Borrower has not filed any financing statements in any public office covering the property pledged as Collateral in the Security Documents, except those allowed by Bank in writing. Borrower warrants and covenants that it will not pledge the Collateral to any Person other than Bank, that the Collateral will remain free of all Liens except those permitted by this subparagraph or otherwise by Bank, and that Borrower will defend the Collateral against the claims and demands of all Persons at any time claiming an interest in the collateral except as set forth in Mortgagee Title Commitment No. 10188110000025 issued by Borrower's Counsel, as agent for Chicago Title Insurance Company.

    4.5 Tax Liabilities. Except as disclosed in the financial statements referred to in this Agreement: (a) Borrower and Guarantors have filed with the appropriate taxing agencies all tax returns and reports that are required to be filed as of the date of this Agreement; (b) all taxes that have become due and payable with respect to the periods covered by the foregoing returns have been fully paid; (c) no agreement for the extension of time or waiver of any statute of limitations has been given or is in effect with respect to the assessment or payment of any tax; (d) there is no unpaid tax deficiency that has been assessed against Borrower or Guarantor by any taxing authority; and (e) all taxes that have been assessed against Borrower or Guarantor have been fully paid or adequate reserves for them are reflected in the financial statements furnished to Bank, except for taxes that have accrued or been incurred as a result of transactions in the ordinary course of business since the date of the financial statements, which are not yet due and payable.

    4.6 Litigation. There is no legal, administrative, or other proceeding that is pending or known by Borrower or Guarantor to be threatened against Borrower or Guarantor or any of Borrower's or Guarantor's property which might adversely affect Borrower's ability to perform under this Agreement.

    4.7 Materials for Construction. All materials delivered to the Land for the purpose of being used in the construction of the Improvements shall be considered annexed to the Land and shall become a part of the Land as if actually incorporated in the Improvements and shall be subject, as against Borrower and all parties acting or claiming under them, to the rights, conditions and covenants to which the Land and Improvements are subject under this Agreement and the Mortgage. Nothing in this Agreement is to be construed to make Bank responsible for any loss, damage or injury to such materials nor for the payment of the same.

    4.8 Compliance With Applicable Laws. Neither Borrower nor Guarantor is in default under in violation of any law or any decree, order, or judgment in any court or Governmental Authority that is applicable to it or its properties and business.

    4.9 Agreements. Neither Borrower nor any Guarantor has been declared to be in default in the performance, observance, or fulfillment of any obligation, covenant, or condition contained in any agreement or instrument to which it is a party. Neither Borrower nor Guarantor is a party to any agreement or instrument that materially and adversely affects its present or proposed business, assets, operations, or condition (financial or otherwise).

    4.10 Third Party Approvals. The execution, delivery, and performance of this Agreement and the other Loan Documents do not require the consent or approval of any Person, except which has been obtained.

    4.11 Accuracy of Statements. Neither this Agreement, any exhibit to it, nor any certificate delivered pursuant to it by Borrower or Guarantor contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements in this Agreement or in the exhibit or certificate, in light of the circumstances under which they were made, not misleading. Borrower and Guarantor have disclosed to Bank all material adverse facts concerning their respective assets, business, and financial condition.

    4.12 Violations of Judicial or Governmental Orders, Laws, Ordinances, or Regulations. Borrower is not in violation and has no notice of a violation of any court order or of any law, regulation, ordinance, rule, order, code, or requirement of any Governmental Authority having jurisdiction over the Property.

    4.13 Other Financing. Except for the Permitted Encumbrances, Borrower has not received any other financing for the acquisition of the Land and existing Improvements or the construction of the proposed Improvements.

    4.14 Moratorium. There is no moratorium or like governmental order or restriction now in effect with respect to the Property and, to the best of the knowledge and information of Borrower, no moratorium or similar ordinance or restriction is now contemplated.

    4.15 Environmental Regulations. All Environmental Regulations which are applicable to the Property and the use thereof have been satisfied.

    4.16 Condition of Land. The Property is not damaged as a result of any fire, explosion, accident, flood or other casualty.

    4.17 Labor and Materials. All labor and materials to be paid for from the proceeds of the Loan must be employed or used solely for the project.

    4.18 Commencement of Construction. No notice of commencement has been filed of record with respect to the land or the improvements, and no construction has been or will be performed on the Property, no materials have or will be delivered to the Property and no other act or thing has been or will be done with respect to the Property or the Improvements which could, under any circumstances, give rise to any Lien, including a lien of a materialmen, contractor, subcontractor, sub-subcontractor, or laborer, prior to the recording of the Mortgage.

    4.19 Reaffirmation of Representation and Warranties. Each Request for Advance by Borrower (a) shall constitute a reaffirmation that the representations and warranties by Borrower and Guarantor remain true and correct as of the date of such Request for Advance, unless Bank is notified to the contrary prior to the disbursement of the requested Advance, and (b) shall constitute Borrower's representation and warranty that the information in any certificate, statement, or document supplied in connection with the Request for Advance is true and complete and does not omit a material fact.

    4.20 Fixtures Related To Construction. During the term of this Agreement, no bill of sale, chattel mortgage, security agreement, financing statement, or other title retention agreement (except those executed in favor of Bank) has been or will be executed by Borrower with respect to fixtures owned by Borrower and used in conjunction with the construction, operation, or maintenance of the Improvements. The foregoing shall not limit the purchase of fixtures by Borrower.

    4.21 Compliance With Declaration of Covenants, Conditions and Restrictions, Etc. The proposed construction of the Improvements and use of the Property complies with, and will continue to comply with throughout the term of the Loan, every requirement and standard set forth in the Public Records of Hillsborough County, Florida, affecting the Property, including any Declaration of Covenants and Restrictions relating to the Property.

5. COVENANTS. From the date of this Agreement and so long as any of the Liabilities remain unpaid, unless Bank consents otherwise in writing, Borrower shall comply and where indicated cause Guarantor to comply fully with the following provisions:

    5.1 Construction Contracts. Borrower shall permit no default under the terms of the Construction Contracts, enforce all of the obligations of the parties to the Construction Contracts, do no act that will relieve the parties to the Construction Contracts of the obligation to construct the Improvements according to the Plans and Specifications, and make no amendments (other than change orders permitted by this Agreement) to the Construction Contracts without Bank's prior written consent.

    5.2 Investigation of Borrower and Guarantor. Borrower and Guarantor shall:
(a) give Bank full and unrestricted access from time to time during normal business hours to Borrower's and Guarantor's business property, offices, properties, books, records, and information; (b) permit Bank to make such examination thereof, and conduct such other investigation as Bank considers appropriate to determine and verify the business or condition (financial or otherwise) of Borrower and Guarantor and to consummate the transactions contemplated by this Agreement; and (c) furnish to Bank such additional information with respect to the business and affairs of Borrower as Bank reasonably requests from time to time.

    5.3 Financial Statements and Periodic Reports. Borrower and Guarantor shall keep true books, records, and accounts that completely, accurately, and fairly reflect all dealings and transactions relating to their assets, business, and activities and shall record all transactions in such manner as is necessary to permit preparation of its financial statements in accordance with Generally Accepted Accounting Principles ("GAAP") applied on a Consistent Basis. Borrower shall furnish to Bank the following financial information:

    A. Borrower will provide Bank within 30 days after the end of each calendar quarter consolidated and consolidating operating financial statements of Borrower and Guarantor as of the end of such quarter, all in reasonable detail and satisfactory in scope to Bank and certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP, subject to changes resulting from normal, recurring year-end adjustments;

    B. Borrower will provide Bank within 90 days after the end of each fiscal year, consolidated and consolidating financial statements of Borrower and Guarantor as at the end of such fiscal year, setting forth, in each case, comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank and prepared in accordance with GAAP, certified by and containing an unqualified opinion of independent Certi-fied Public Accountants selected by Borrower and each Guarantor and satisfactory to Bank, and together with such statements, a certificate from such Accountants to the effect that in making their examination they obtained no knowledge of any default of the Borrower or any Guarantor in the fulfillment of any provision of this Agreement pertaining to financial or accounting matters, or any event which after notice or the lapse of time, or both, would constitute a default of any provision pertaining to financial or accounting matters, or any statement specifying the nature and period of existence of any such default;

    C. Together with each delivery of the items required by above, Borrower will deliver to Bank a certificate executed by the chief financial officer of Borrower, stating that to the best of the officer's knowledge (i) Borrower has performed every agreement binding on it contained in the Loan Documents and is not at the time in default of any of the provisions thereof, and (ii) no event of default has occurred; and

    D. With reasonable promptness, Borrower will deliver to Bank such additional financial or other data as Bank may request.

    5.4 Financial Covenants. During the term of the Loan, Borrower (based upon Consolidated financial statements of Borrower and Guarantor) shall maintain:
(a) a ratio of Senior Debt to Tangible Net Worth of not more than three to one;
(b) Debt Service Coverage of not less than 1.10 to 1; (c) Fixed Charge Coverage of not less than 1.10 to 1; and (d) Tangible Net Worth of $15,500,000 during the period from April 1, 1996, through September 27, 1996; $18,000,000 during the period from September 28, 1996, through September 26, 1997; $22,000,000 during the period from September 27, 1997, through October 2, 1998; and increasing $4,000,000 at each fiscal year end, through the balance of the term of the Loan. Each of these Fixed Charge and Debt Service Coverage Ratios will be measured as of the end of each fiscal quarter based on the preceding 12 months. Minimum Tangible Net Worth and Senior Debt to Tangible Net Worth covenants will be measured monthly.

    5.5 No Transfer of Property; Creation of Subsidiaries. The Property or any part thereof shall not be sold, leased, conveyed, mortgaged or encumbered in any way, and neither Borrower nor any Guarantor shall create any subsidiary, without the prior written consent of Bank.

    5.6 Payment of Indebtedness, Taxes, and Other Obligations. Borrower shall:
(a) promptly perform and pay all of its liabilities, obligations, and indebtedness in normal terms; and (b) promptly pay and discharge when due all taxes, assessments, and other governmental charges or levies imposed on it or its income, profits, property, or business, as well as all lawful claims for labor, material and supplies. However, any tax, assessment, charge, levy, or claim need not be paid if the validity of it is being contested in good faith by appropriate steps and if Borrower has made adequate reserves on its books with respect to it.

    5.7 Notices. Borrower and Guarantor promptly shall notify Bank of: (a) the acceleration of the maturity of any indebtedness of Borrower or Guarantor; (b) a default in the performance of, or compliance with, a term of any instrument evidencing any liability, obligation, or indebtedness of Borrower or Guarantor;
(c) any litigation that is pending or known to be threatened against Borrower or Guarantor and that might involve a claim for damages or a request for injunctive or other relief that, if granted, might materially and adversely affect the business, operations, properties, prospects, or condition (financial or otherwise) of Borrower or Guarantor; and (d) a change in either the name or the principal place of business of Borrower or Guarantor (or home address of each individual Guarantor) or the office where its books and records are kept.

    5.8 Insurance. Borrower shall keep the Collateral adequately insured at all times by financially sound and reputable insurers (having a current Best's rating of at least "A" according to the most current edition of Best's Key Rating Guide). In particular, Borrower shall obtain, maintain, and prepay all including, but insurance policies reasonably required by Bank, not limited to the types of insurance listed below, in amounts satisfactory to Bank and sufficient to avoid the application of any coinsurance provisions, issued by underwriters approved by Bank. Upon Bank's request, Borrower shall deliver to Bank the originals of all required policies and receipts evidencing payment of all premiums. At minimum, Borrower shall obtain or cause to be obtained the following insurance:

    A. Builder's Risk Insurance. During the Construction Loan term, Borrower shall maintain builder's risk insurance in form and substance approved by Bank with a policy limitation of not less than 100% of the full insurable completed value of the proposed Improvements. The builder's risk policy must insure against such perils as are typically insured under an "all risk" builder's risk policy in the State of Florida, including, but not limited to, sinkhole coverage, wind damage coverage, and, if the Property is located in a flood-prone area, flood insurance in an amount equal to the lesser of the full replacement cost of the full insurable value of all existing and proposed Improvements (including foundations) or the maximum amount of flood insurance available. The builder's risk policy shall include a standard mortgagee loss payee clause. Additionally, the builder's risk policy shall not include a deductible greater than $5,000 or any other coinsurance feature. Upon conversion to the Term Loan, the builder's risk insurance must be converted to a comparable Standard Form Insurance Policy with an Extended Coverage Endorsement.

    B. Hazard Insurance. At all times during the term of the Loan, Borrower shall keep all completed Improvements insured against loss or damage by fire, windstorm, lightning, and other perils that are customarily insured under an "extended coverage" insurance policy or is reasonably requested by Bank, in the full insurable value of the completed Improvements (or such lesser amount as the Bank authorizes in writing). The policy must contain a standard mortgagee loss payee clause in favor of the bank.

    C. Comprehensive General Liability Insurance. Borrower, at all times during the term of the Loan, and General Contractor, during the term of the construction Loan, shall obtain and maintain commercial general liability in form and substance approved by Bank, which insurance policies shall name Bank as additional insured.

    D. Statutory Workers' Compensation Insurance. At all times during the term of the Loan, Borrower and the General Contractor shall obtain and maintain adequate Workers' Compensation coverage for their respective employees, including Employer's Liability Coverage, meeting or exceeding the requirements of the Workers' Compensation laws of the State of Florida with a limit of liability of not less than $1,000,000.

    E. Business Interruption Insurance. On the Closing Date, Borrower shall provide to Bank a certificate confirming that it has obtained, and Borrower thereafter shall maintain business interruption, and loss of income
(and loss of rental income if the Property is leased) insurance against loss of income by reason of any hazard covered by the "all risk" casualty insurance policy, in form and substance acceptable to Bank, in an amount not less than 100% of the Estimated Gross Earnings generated by the Borrower during an average historical three-month period, as approved by Bank. This coverage shall be updated and adjusted upon substantial completion of the Project. Although Bank shall be named as loss payee, Bank acknowledges that so long as the Borrower owes Senior Debt to Fleet Capital Corporation, a Connecticut corporation ("Fleet"), Bank shall be junior to Fleet as loss payee under the Borrower's business interruption insurance policy.

    In the event any insurance required to be in force under this Agreement is provided for in an umbrella policy covering the Borrower, the Borrower shall furnish a certificate setting forth the applicable insurance coverage under this Agreement, plus a certified copy of the umbrella insurance policy.

    All insurance policies required in this Agreement shall contain an agreement by the insured to notify Bank in writing at least 30 days prior to the cancellation of such policy.

Borrower shall pay all charges and premiums for the renewal and maintenance of all insurance. If Borrower fails to pay any premiums or other charges to renew or maintain the insurance required by this section, the Bank may, but is not required to, do so for the protection of Bank, and the Borrower will pay all premiums thereon promptly upon demand by the Bank, and until such payment is made by the Borrower, the amount of all such premiums together with interest at the Default Rate, will be deemed to be a part of the indebtedness secured by the Security Documents.

     5.9 Insurance Proceeds and Condemnation Awards. So long as there exists any indebtedness to Bank, all insurance proceeds and condemnation awards shall be paid directly to Bank for application to the restoration of the Improvements located on the Property or for payment of the Loan, whether or not then due, all as Bank, in its sole discretion, may deem appropriate. Notwithstanding the foregoing, provided that no default has occurred under the Loan Documents, and provided that Borrower provides such additional reasonable assurances as Bank may require in the Loan Documents, Bank agrees to make the net proceeds of insurance or condemnation available to Borrower for restoration of the Improvements located on the Property. In the event that Bank elects to or is required under the terms of the Loan Documents to disburse the net proceeds of insurance or condemnation to Borrower for the restoration of the Improvements, the Loan Documents will provide that Borrower's use of such funds shall be conditioned upon such terms and conditions as Bank may reasonably establish.

     5.10 Additional Equity Contributions. If during the term of the Construction Loan Bank determines, in its sole discretion, that the total of all line items in the Budget, including, without limitation, all Hard Construction Costs and "soft" costs and expenses of the acquisition of the Property and the design, permitting, and construction of the Improvements, will exceed the sum of Borrower's equity in the Property and the Loan amount, then Bank may require Borrower to immediately deposit the shortfall with the Bank, until Bank determines, in Bank's sole discretion, the remaining undisbursed portion of the Loan proceeds will be sufficient to fund the remaining costs and expenses of construction of the Improvements as set forth in the Budget. The funds paid by Borrower pursuant to this section shall be disbursed in accordance with the Budget and the terms and conditions of this Agreement. Any remaining funds available to be drawn under the Loan shall be paid to Borrower on the Completion Date.

     5.11 Commencement of Construction. Borrower shall commence construction of the Improvements within 60 days after the Closing Date and all conditions precedent to commencement of construction set forth herein have been satisfied and diligently pursued to completion. Borrower shall continuously construct the Improvements and substantially complete the

Improvements within 365 days after the Loan Closing Date (a) in accordance with the Plans; (b) in accordance with existing zoning ordinances or existing variances and in compliance with all building and use restrictions applicable to the Project and all other applicable laws, rules, permits, ordinances, regulations or restrictive covenants or requirements of Governmental Authorities; and (c) free and clear of all Liens other than those that Bank has expressly accepted in writing.

     5.12 Inspection of Construction. Borrower shall permit Bank, Bank's Consultant, or any interested Governmental Authority to enter upon the Property at any reasonable time and from time to time to inspect the same and all materials used in the Project or stored on the Property and examine and copy:
(a) all Plans, shop drawings and work details which are or may be kept on the Property; (b) all of the Borrower's books, records and accounts relating to work contracted for and materials ordered and received and all disbursements and accounts payable in connection with the Improvements; (c) certificates and reports of inspecting architects, engineers and public officials; and (d) all subcontracts, bills, bank accounts and records pertaining to same, and papers pertaining to the Improvements.

     5.13 Periodic Environmental Audits of Property. Bank may periodically request, but no more frequently than once every five years, that Borrower obtain at its sole cost an updated Phase I Environmental Assessment of the Property. The updated environmental audit shall be prepared in accordance with Bank's written instructions and shall be performed by professional engineer/environmental audit firm or consultant selected by Bank. If the updated environmental audit indicates the presence of hazardous materials or other toxic substances in, on, or under the Property, Bank may be entitled to declare a default under this Agreement, at its sole option. However, Bank shall not declare a Default so long as Borrower promptly initiates within 30 days following notice from Bank such assessment and remediation efforts as Bank reasonably deems appropriate to eliminate the hazardous materials or toxic substances from the site and diligently pursues those efforts until the problem is remedied to Bank's satisfaction.

     5.14 Appraisal Updates. Upon request of Bank, Borrower shall obtain at its sole cost an updated appraisal of the Property on the fifth anniversary of the conversion of the Construction Loan to the Term Loan. The Loan to Value Ratio may not exceed 75%. If the updated appraisal indicates the Loan to Value Ratio exceeds 75%, then the Borrower will make the applicable principal paydown necessary to bring the Loan into margin.

     5.15 Bank Consultants. Borrower shall pay all costs associated with services of each consultant (including, without limitation, Bank's Consultant) hired or consulted by Bank in connection with the Project or this Agreement, including, without limitation, fees charged for certification of estimated construction costs, review of plans, specifications and soil tests and approval of each Advance.

     5.16 Leases of the Improvements or Property. Submit to Bank for its review and approval copies of all proposed leases of the Improvements or the Property, if any.

     5.17 Compliance with Construction Lien Law. Borrower shall notify Bank immediately and in any event within five days of receipt of any and all notices to owner as that term is defined in chapter 713 of the Florida Statutes, and shall comply with all provisions of the Florida construction lien law, including but not limited to payment and notice provisions. Borrower shall save and hold the Bank harmless from the claims of any construction liens or equitable liens and pay promptly upon demand any loss or losses that Bank may incur as a result of the filing of any such liens, including reasonable attorneys' fees and expenses. Borrower may, to the extent permitted by law, agree at its sole cost and expense to have any construction liens or equitable liens that are filed against the Project or undisbursed funds of the Loan released or transferred to a bond within 15 days after the claim of lien is filed or the lien is perfected whichever is first. Bank shall have no obligation to make any Advance while any such lien remains outstanding against the Premises. If Borrower fails, after demand, to cause any such lien or liens to be released or bonded, Bank may take such steps as it deems necessary, and any funds expended shall be charged to the Loan and shall bear interest as provided by the Note. Borrower hereby authorizes Bank to demand on Borrower's behalf a statement of account as described in section 713.16(2) of the Florida Statutes of any potential lienor filing a notice to owner. It is specifically understood and agreed, however, that Bank's rights to request such statements of account will not impose any obligation on Bank to use such authority. Borrower shall file a notice of commencement conforming to the Florida construction lien law before commencing construction of the Improvements.

     5.18 Materials, Fixtures, Etc. Borrower shall not use or permit the use of any materials, furnishings, fixtures or equipment intended to become a part of the Improvements that are under lease or have been purchased upon a conditional bill of sale or to which the Borrower does not have absolute and unencumbered title.

     5.19 Change to Plans. Borrower shall not make any single change to the Plans involving in excess of $25,000 or which would cause the aggregate of all prior changes that did not require approval to exceed $75,000 for all buildings without first obtaining Bank's written approval of such change.

     5.20 Other Financing. Borrower shall not obtain other financing in connection with the Construction on the Project without the prior consent of Bank.

     5.21 Maintenance of Improvements. Borrower shall keep and maintain the Improvements in good order and repair.

     5.22 Impairment of Property. Borrower shall not allow to continue any action that would result in any material impairment of the value of the Project.

     5.23 Breach of Any Contract. Neither Borrower nor Guarantor shall commit any act, suffer or permit any act to occur which in any manner gives rise to the material breach of any term, covenant or condition on Borrower's part to be performed under any material contract to which it is bound and results in the declaration of default against Borrower or Guarantor.

     5.24 Permitted Encumbrances and Prior Liens. Without Bank's prior written consent, Borrower shall not amend, modify or permit to be modified or amended any provision of any document evidencing or creating or affecting any of the Permitted Encumbrances.

     5.25 Subordinated Debt. All Debt owed by Borrower to any Guarantor is and shall be deemed Subordinated Debt. However, Borrower may repay to Guarantor any Subordinated Debt in accordance with its terms so long as neither Borrower nor Guarantor is in default under the Agreement or any other Loan Document.

     5.26 Post-Closing Requirements.

     A. The Borrower commits to provide to Bank within 20 days following the Loan Closing Date the following:

          i. Contractor's Agreement. A photocopy of a complete, fully executed AIA Contractor's Agreement between Borrower and the General Contractor for the construction of the proposed Improvements, which must be in form and substance acceptable to Bank.

          ii. General Contractor's Joinder Letter. The original fully executed joinder and consent letter in form and substance acceptable to Bank and confirming, among other things, that, if Borrower defaults under the Loan Documents, the General Contractor will, at Bank's request, continue to perform for Bank the General Contractor's duties under the Construction Agreement at no additional cost to Bank, provided Bank pays the contract price for all services the General Contractor renders to Bank after Bank's request.

          iii. Architect's and Engineer's Agreements. A photocopy of a complete, fully executed AIA supervising Architect's Agreement between Borrower and the Architect, and the AIA supervising Engineer's Agreement between Borrower and the Engineer for the design and construction of the proposed Improvements, which contracts must be in form and substance acceptable to Bank. Among other things, it may be required by Bank, for a fixed fee based upon the amount of the Construction Agreement, that these contracts require the Architect and the Engineer to prepare the Plans and Specifications, to assist Borrower in obtaining and maintaining all permits required in connection with the construction of the proposed Improvements, and to supervise the construction of the proposed Improvements.

          iv. Architect's and Engineer's Joinder Letters. The original fully executed joinder and consent letters, in form and substance acceptable to Bank, executed by the Architect and the Engineer confirming, among other things, that, if Borrower defaults under the Loan Documents, the Architect and the Engineer will, at the Bank's request, continue to perform for Bank their respective duties under their respective contracts, at no additional cost to Bank, provided Bank pays Architect and Engineer the contract price for all services they render to Bank after Bank's request. In addition, the Architect and the Engineer shall agree that Bank may use the Plans and Specifications for the proposed Improvements without additional charge, should a default occur under the Loan Documents.

     B. The Borrower commits to provide to Bank within 45 days following the Loan Closing Date the following:

          i. Site Plan. Confirmation acceptable to Bank that all Governmental Authorities having jurisdiction over the Property and the construction of the Improvements have approved the final site plan for the Project. Upon approval of the site plan by Bank and Bank's Consultant, the site plan shall not be modified without Bank's prior written approval.

          ii. Final Plans and Specifications. Two complete sets of final Plans and Specifications for the Improvements sealed by a licensed, qualified Architect acceptable to Bank, and approved by Bor-rower, all Governmental Authorities having jurisdiction over the Property, and the General Contractor. The final Plans and Specifications must include detailed drawings and specifications for all architectural features, structural components, mechanical, plumbing, electrical, sewer, and stormwater drainage systems, site development plans, grading plans, paving plans, tree removal plans, and landscaping plans, and must incorporate the design and specification features suggested by the soils conditions revealed in any soil tests required by Bank. Upon approval of the Bank's Consultant, the final Plans and Specifications shall not be changed without Bank's prior written approval.

          iii. Zoning. Evidence satisfactory to Bank that the zoning classification of the Property permits the construction of the Improvements on the Property in accordance with the Plans and Specifications, as well as the uses of the Property proposed by Borrower after the Improvements are constructed.

          iv. Access. Evidence satisfactory to Bank of pedestrian and vehicular access from the Property to the adjacent public rights-of-way sufficient in Bank's sole opinion to facilitate the construction of the Improvements and to serve the uses of the Property proposed by Borrower after the Improvements are complete.

          v. Utilities. Evidence satisfactory to Bank of the availability and sufficiency of all utilities and municipal services (including, without limitation, electricity, potable water, sanitary sewer service, telephone service, garbage pickup and disposal service, police and fire service, and stormwater drainage) that are necessary or desirable in connection with the construction of the Improvements and the uses of the Property proposed by Borrower after the Improvements are complete. Borrower also shall provide Bank with evidence satisfactory to Bank that the service lines and equipment for all utilities and municipal services presently serving the Property, or required in connection with the construction of the Improvements or with the proposed use of the Property after the Improvements are complete, are located in public rights-of-way adjacent to and contiguous with the boundaries of the Property and have been or may be connected to the service lines located within the Property without the payment or any charge of fee other than the usual and customary hookup or connection fees to be allocated in the Budget and which are charged to all customers of the utilities or municipal services suppliers.

          vi. Permits. Complete copies of all building permits and all other governmental permits, licenses, consents, and approvals required in connection with the construction of the Improvements, including, without limitation, excavation permits, dredge and fill permits, stormwater drainage permits, land alteration or grading permits, demolition permits, tree removal permits, and the building permit for the Improvements.

          vii. Updated Professional Opinion Letters. Opinion in form and substance acceptable to Bank from the Architect and Engineer stating, among other things as may be required by Bank, that the Plans and Specifications meet or exceed the minimum requirements set forth in all applicable governmental laws, regulations, rules, ordinances, orders, and codes (such as, by way of illustration but not limitation, all building codes, water management district requirements, tree and landscaping ordinances, environmental protection laws, development orders, insurance requirements and fire codes, health and safety codes, and the like), and that Improvements, if constructed substantially in accordance with the Plans and Specifications, will comply with all such requirements.

          viii. Facilities for the Disabled. Evidence satisfactory to Bank that the Improvements will comply with all applicable governmental requirements regarding access and facilities for handicapped or disabled persons, including without limitation the Americans With Disabilities Act and Sections 553.501 to 553.513, Florida Statutes (1995).

          ix. Subcontracts. Complete, fully executed photocopies of the following subcontracts: concrete, electrical, roofing, and plumbing (collectively, the "Subcontracts") between General Contractor and subcontractors that are acceptable to Bank, which Subcontracts must be in form and substance acceptable to Bank.

          x. Soil Conditions. Evidence in the form of a soils test report and an opinion of a licensed Florida structural engineer or soils engineer indicating that the soils will adequately support the Improvements and making specific recommendations concerning the design and specification of materials and for the construction of the Improvements in light of the soils condition on the Property and that no further soil tests are necessary. Should the Architect's or Engineer's opinion indicate that the soils are not sufficient to adequately support the Improvements or that the Improvements will not meet or exceed all applicable governmental requirements, Bank may, at its sole discretion, cancel its commitment to fund Phase II of the Construction Loan. If Bank elects not to cancel this Commitment, promptly upon Bank's written request and, in any event, within 60 days following the Loan Closing Date, Borrower shall promptly initiate and complete to Bank's satisfaction, in Bank's sole discretion, any and all corrective measures that Bank considers to be necessary or advisable under the circumstances.

          xi. Bonds. A Performance Bond and a satisfactory Unconditional Labor and Material Payment Bond in an amount of not less than 100% of the aggregate amount of the Construction Contract, including the amount of all Subcontracts. The bonds must be issued by a surety company acceptable to Bank, must be in form and substance acceptable to Bank, and must name Bank as an additional obligee.

     C. Additionally, in the event any lease applies to the Property during the term of this Agreement, the Borrower shall promptly provide to Bank a photocopy of the recorded notice complying with section 713.10(2) of the Florida Statutes, notifying all contractors, subcontractors, suppliers, materialmen, and laborers that all leases affecting the Property prohibit the attachment of tenant-related construction liens.

     5.27 Additional Assurances. As additional assurances, Borrower shall:

     A. Construction. Furnish to Bank when available or upon request all existing certificates of occupancy, initial boundary surveys, footing or foundation surveys, "as-built" surveys, certificates, Plans and Specifications, appraisals, title and other insurance policies, reports, endorsements, and agreements, the names of all persons with whom Borrower has contracted or intends to contract in connection with the construction of the Improvements, schedules of all statements for labor and materials for the construction of the Improvements, together with copies of all statements, copies of all budgets and all budget revisions concerning the construction of the Improvements indicating the funds required at any given time to complete the construction, and all other documents required to be furnished to Bank under the Commitment.

     B. Preservation of Security. Upon Bank's request, execute and deliver to Bank all instruments and to do all other acts necessary or desirable to preserve and protect the Collateral securing or intended to secure the Loan.

     C. Other Assurances. Do all other lawful and reasonable acts requested from time to time by Bank to better assure the full realization of the intents and purposes of this Agreement.

     D. Construction Schedule. Furnish a construction progress schedule including an estimate of each draw of construction funds.

     E. Other Tests. Furnish Bank with copies of all other tests or reports concerning the condition of the Land, the Improvements, or any of the materials used in the construction of the Improvements which have been made or as Bank may reasonably require, at Borrower's expense.

     F. Certificate of Occupancy. Furnish, when available, a certificate of occupancy and all other similar certificates required to be issued by any governmental agency in connection with the construction of the Improvements.

     G. Concrete Tests. Borrower shall retain an independent concrete design and testing firm reasonably acceptable to Bank which shall not be any of the contractors working on the Improvements to perform periodic tests upon the concrete used in the Improvements at the times such concrete is poured. The frequency of the concrete tests shall be in accordance with the recommendations of the concrete testing firm under the circumstances and given the nature of the Improvements, but shall, at a minimum, be made for every 50 cubic yards of concrete poured. Borrower will cause the concrete testing firm to submit a copy of each concrete test report to Bank at the time such reports are provided to Borrower. Additionally, upon request, Borrower shall furnish Bank with an engineers report on the condition of the concrete used in the construction of the Improvements based upon the results of the periodic tests on the concrete.

     H. Updated Surveys. Upon completion of the foundation of the Improvements, Borrower shall provide Bank with an updated survey of the Property showing the location of the foundation and its relationship to the boundaries of the Property, and certifying to Bank as to the absence of any encroachments of any improvements from, or onto, the Property, and as to the compliance of the foundation with all private restrictions and all applicable building setback requirements, zoning regulations, and other relevant restrictions, and otherwise in the form required by Bank for the Closing Survey (the "Foundation Survey"). Further, upon completion of the Improvements, Borrower shall provide Bank with an updated sur-vey of the Property showing the location of the completed Improvements (including all parking areas, drives, walkways, curb cuts, stormwater drainage facilities, and the like), certifying to Bank as to the absence of any encroachments of the Improvements form, or of any other improvements onto, the Property, and as to the compliance of the Improvements with all private restrictions and all applicable building setback requirements, zoning regulations, and other relevant restrictions, certifying to Bank the number of completed parking spaces located on the Property, and otherwise in the form required by Bank for the prior survey delivered to Bank at or before the Closing Date (the "As-Built Survey").

     5.28 Indemnification Regarding Taxes. Borrower agrees to pay when due any and all state, local, and federal taxes now or later determined due in connection with the Note, including without limitation all Florida documentary stamp tax, intangible tax, or other excise and ad valorem taxes together with any interest or penalty assessed if these taxes are not paid when due. If any such tax is not paid when due, Bank, in its sole discretion, may pay any tax, penalty, or interest assessed by any state, and Borrower shall immediately reimburse Bank to the extent of such payment by Bank regardless of whether Borrower contests the validity or applicability of any tax. Bank, however, in that event may, in its sole discretion, contest the applicability or assessment of any tax, and Borrower shall immediately repay Bank for all costs, including attorneys' fees relating to any investigation, negotiation, challenge, or appeal of any such assessment. Borrower agrees that any contest as to the validity or legality of any such assessment, tax, levy, or other charge, interest, or penalty shall be between Borrower and the appropriate state and that Borrower shall first pay all amounts claimed due by the state before challenging the applicability of the tax. Borrower agrees to indemnify and hold Bank harmless from and against each and every loss and expense (including attorneys' fees and costs) incurred by Bank in connection with the levy or assessment of any tax, including documentary stamp, intangible, or other excise taxes (including any penalty or interest relating to any such tax) and any challenge by Bank of the assessment, validity, or applicability of any such tax.

     5.29 ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Bank copies of an annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates; (iii) notify Bank as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Bank, promptly upon Bank's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

     5.30 Limitation on Cash Capital Expenditures. During the term of the Loan, the Borrower and Guarantor, collectively, shall not make during any fiscal year of Borrower or Guarantor, respectively, more than an aggregate amount of $1,500,000 in expenditures from cash or proceeds from a revolving line of credit for the acquisition of any fixed assets or improvements, replacements, substitutions, or additions thereto having a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset Items, or otherwise. The limitation set forth in this section shall not apply to term loan or purchase money financing, including without limitation the Loan.

6. METHOD AND CONDITIONS OF DISBURSEMENT OF LOAN PROCEEDS. So long as Borrower is not in default, upon Borrower's satisfaction of all the conditions set forth in this Agreement, Bank agrees to make disbursements to Borrower under the Note up to the remaining principal amount of the Note in accordance with the Budget and in accordance with this Agreement. The obligation of Bank to make Advances under the Loan is subject to the following conditions precedent, which must be satisfied unless waived in writing by Bank:

     6.1 Method of Disbursement of Loan Proceeds. Borrower shall establish with Bank a checking account for the construction of the Improvements. All Loan Proceeds disbursed to Borrower shall be deposited in the account, and all disbursements for construction of the proposed Improvements shall be made from this account. In no event shall Borrower commingle Loan proceeds with any other funds of Borrower.

     6.2 Bank's Consultant. Bank will retain one or more Bank Consultants with respect to the review and approval of the Plans and Specifications and all change orders, the Budget, all permits, the Construction Contract, all Subcontracts, the Payment and Performance Bond, the Architect's Contract, the Engineer's Contract, all requests for Loan disbursements, the construction of the proposed Improvements, and all other aspects of the construction of other Improvements.

     6.3 Recommendation By Bank's Consultant. Bank's obligation to make Loan disbursements is absolutely conditioned upon the certifications of Bank's Consultant that the proposed Improvements have been constructed in accordance with the Plans and Specifications and applicable governmental requirements. However, Bank's Consultant shall provide to Bank and

Borrower in writing the reasons for declining to render this certification.

     6.4 Request for Advance. To request a disbursement, subject to the provisions of this Agreement, Borrower shall complete, execute, and deliver to both Bank and Bank's Consultant a Request for Advance. The Request for Advance must include the amount of funds requested, the date requested, and funding instructions, and shall include a requisition of the Contractor on AIA Form G-702 and Form G-703, approved by the Architect. All attachments to the Request for Advance must be itemized in the body of the Request for Advance. In addition, Borrower shall pay all Bank's costs (including all attorneys' fees, other professional fees, and Bank Consultant's fees) incurred by Bank in reviewing a Request for Advance.

     6.5 Evidence Regarding Progress of Construction. Each Request for Advance must include certificates and documents, in form and substance satisfactory to Bank, from Borrower, Architect, Engineer, Contractor, and any other Persons required by Bank, or including:

     A. Certificates stating that: (1) the portion of the proposed Improvements then completed has been constructed in a good and workmanlike manner and in substantial compliance with the Plans and all applicable laws, ordinances, and building codes; (2) the value of the construction completed at that time; (3) sufficient work has been completed to warrant the Advance requested; (4) the remaining undisbursed funds of the Loan are adequate to complete the proposed Improvements; (5) all claims for labor and materials have been paid, and that partial lien waivers executed by each subcontractor and supplier are attached;
(6) there are no liens outstanding against the Property except Banks lien and inchoate liens for property taxes not yet due; (7) all governmental permits, approvals, consents, and other authorizations required in connection with the construction of the proposed Improvements have been obtained and are in full force and effect (subject to no conditions or contingencies that have not been fully satisfied); (8) all surety bonds required by Bank are in full force and effect; (9) all funds previously disbursed by Bank have been applied in accordance with the Budget; (10) all change orders requiring Bank's approval as provided in this Agreement have been approved, and

     B.  Documents requested by Bank including the following:

         i. all waivers, releases, and satisfactions showing that all outstanding claims for labor and materials by the General Contractor, subcontractors sub-subcontractors, materialmen, architects, engineers, and laborers have been paid up to and through the date 30 days prior to the date of the requested advance, and have been waived in writing, and that there are no Liens outstanding on the Project except those expressly approved in writing by Bank;

          ii. as applicable pursuant to Section 5.27(I), a current Foundation Survey, showing the proposed or actual location of all the Improvements on the Land and showing the location of the completed Improvements and stating that they are within the building lines and in compliance with any restrictions of record or ordinances;

          iii. in addition to any other updated title insurance policy endorsements Bank may require from time to time as a condition to each disbursement of Loan Proceeds, Borrower shall provide Bank with an endorsement to the title insurance policy delivered to Bank in connection with the initial closing, updating the effective date of that policy, assuring Bank that, as to all advances of Loan proceeds made by Bank through the date of the endorsement, Bank's mortgage lien is a first-priority lien, subject only to those matters acceptable to Bank, and identifying as subordinate matters any claims or interests in the Property or affecting Borrower's title to the Property arising since the effective date of the last endorsement to the policy; and

          iv. all other certificates, instruments, plans, reports, and information that Bank reasonably requests.

     Where the Request for Advance requests payment for items other than work performed or materials furnished under the Construction Contract, the Request for Advance shall also include an explanation of the purposes for which the Advance is desired together with all applicable invoices.

     6.6 Prohibited Conditions. Bank will not be obligated to disburse funds (although Bank may, if it so desires in its sole discretion, advance funds) if any of the following conditions exist:

     A. Borrower has not fully complied with the terms, covenants, and conditions set forth in the Loan Documents;

     B. Bank, based upon the advice of Bank's Consultants or other advisors, believes that the construction of the proposed Improvements cannot be completed within 30 days after the time required by this Agreement (in which event, Bank's Consultant must provide to Bank and Borrower in writing the reasons for that belief);

          C. In Bank's sole opinion, the estimated remaining cost of completing construction of any Budget line item in accordance with the Plans and Specifications exceeds the undisbursed funds allocated to that Budget line item, or the Budget is otherwise out of balance and Borrower has not made arrangements satisfactory to Bank, in Bank's sole discretion, to correct the deficiency via additional contributions to Project equity;

          D. The Property is damaged by fire or other casualty and Bank has not received insurance proceeds sufficient, in Bank's sole opinion, to restore the Improvements to substantially the condition existing immediately before the casualty, and Borrower has not made arrangements satisfactory to Bank, in Bank's sole discretion, to both pay the insufficiency in the insurance proceeds and to complete the construction of the improvements on or before the completion date set forth in this Agreement; however, Bank, at its option, may continue to fund required interest payments so long as Borrower satisfies all other condition precedent to each disbursement.

          E. Any lien is filed against the Property (other than the lien of the Mortgage) and is not satisfied or transferred to bond within 15 days as permitted by Chapter 713 of the Florida Statutes.

          F. A condemnation proceeding is threatened or commenced against all or any portion of the Project.

          G. Bank's Consultant refuses to approve any aspect of the Request for Advance or the Improvements installed to date of the Request for Advance and provides a written explanation documenting the reason for the refusal.

          6.7 Final Advance. Before the final advance is made at the completion of all the Improvements, Borrower must provide to Bank at least ten days prior to the final advance such additional information as it may reasonably request. Without limiting the generality of the foregoing, Borrower shall deliver to Bank the following in form and substance satisfactory to Bank (in addition to the items required for each Request for Advance):

          A. Certificates from the Architect, the General Contractor, and Bank's Consultant, and other evidence satisfactory to Bank, in Bank's sole discretion, that the Improvements on which the final advance is requested are completed substantially consistent with the Plans and Specifications;

          B. Certificates or opinions from the Architect, the General Contractor, Bank's Consultant, or Borrower's Counsel, and other evidence satisfactory to Bank, in Banks sole discretion, that the Improvements comply with all applicable governmental requirements, including but not limited to all permit requirements, zoning and land use regulations, and the then applicable Construction Control Line laws and regulations, and the Florida Department of Natural Resources and the Florida Department of Environmental Resource dredge and fill, submerged sovereign land, mangrove, and wetlands laws and regulations. This evidence shall include a photocopy of the final certificate of occupancy;

          C. Three sets of a satisfactory As-Built Survey certified by a licensed Florida surveyor, including striping of parking areas, as applicable, and a statement as to the number of parking spaces, a satisfactory description of the boundary of the land, the areas of the Land and of the Improvements, the locations and dimensions of any easements, and the dimensions of the Improvements. The surveyor must certify to the Bank and the title insurance underwriter that the Improvements are located on the Land consistent with the Plans and Specifications and the existence or non-existence of any encroachments from, or into, the Property;

          D. Two sets of "as built" Plans and Specifications for the Improvements, identified as such by Borrower, General Contractor, the Engineer, and the Architect, including plans and specifications for architectural, structural, mechanical, plumbing, electrical, site development, stormwater drainage, utility lines, and landscaping;

          E. An affidavit from the General Contractor and from all subcontractors as required by Florida construction lien law, sufficient in the opinion of Bank's counsel to dissolve any construction and materialmen's liens (inchoate or otherwise) affecting title to the Property. The Affidavit from the General Contractor must have attached to it original final lien waivers executed by each subcontractor and supplier, stating that all subcontractors, suppliers, and materialmen have been paid in full;

          F. All other materials required under this Agreement in connection with a Request for Advance;

          G. Bank's Consultant's written approval of the completed Improvement in accordance with the Plans and Specifications and applicable governmental requirements and written approval of Borrower's final Request for Advance;

          H. Letter from Borrower stating that Borrower has inspected the Improvements and is satisfied that they have been completed in accordance with the Plans; accepts the work as completed in accordance with the Plans; waives any claim or action against Bank (except that such waiver or acceptance shall not be deemed a waiver of any claims against the General Contractor, Architect, Engineer, or any subcontractor);

          I. General Contractor's affidavit required under section 713.06(3)(d) of the Florida Statutes;

          J. If deemed appropriate by Bank and Bank's Legal Counsel, a Borrower's Counsel final opinion, in form and substance acceptable to Bank, confirming as of the date of the Final Advance the opinions rendered in the Borrower's Counsel opinion letter delivered on the initial Closing Date; and

          K. Such other instruments, documents, and certificates as Bank may reasonably request.

          6.8 Representations and Warranties. At the time of each Advance, the representatives and warranties set forth in this agreement just be true and correct on and as of such time with the same effect as though the representations and warranties had been made on and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date.

          6.9 Notice, Frequency, and Place of Disbursements. Borrower shall submit a complete Request for Advance to Bank each month at least five business days before the date the disbursement is required. Bank shall make disbursements no more frequently than monthly.

          6.10 Advances to General Contractor. If Borrower is in default under this Agreement, at Bank's option, Bank may make any of all subsequent Loan Advances directly to the General Contractor. Borrower's execution of this Agreement constitutes an irrevocable authorization for Bank to make Loan Advances directly to the General Contractor if Bank chooses to do so. Borrower and Guarantor agree that all Loan Advances made to the General Contractor shall constitute full performance of Bank's obligations to Borrower under this Agreement and shall be secured by the Mortgage, regardless of the General Contractor's disposition of the funds.

          6.11 Advances to Title Insurance Company. If, for any reason, Bank considers itself Insecure, at Bank's option, Bank may make any or all subsequent Loan Advances through the title insurance company insuring the lien of the Mortgage, and any Loan disbursement TO made shall be effective as of the date it is received by the title insurance company. Borrower's execution of this Agreement constitutes an irrevocable authorization for Bank to make Loan Advances through the title insurance company. Borrower agrees that all Loan disbursements made to the title insurance company shall constitute full performance of Bank's obligations to Borrower under this Agreement and shall be secured by the Mortgage, regardless of the title insurance company's disposition of the funds.

          6.12 Advances Do Not Constitute a Waiver. Banks decision to make a Loan Advance shall not constitute a waiver of any of the provisions of this Agreement. If Borrower is in Default and Borrower is unable to cure the Default, Bank's decision to make a Loan Advance shall not preclude Bank from declaring Borrower in Default of this Agreement.

          6.13 Retainage. Bank reserves the right to withhold and retain a percentage of certain costs according to the following:

          A. Construction Work. Advances may be made on the basis of 90% of the value of work and material in place ("hard costs") on the Improvements, minus the amount of previous disbursements and shall retain the remaining 10%. After Borrower satisfies all conditions of this Agreement, Bank shall release the funds held back with the final advance for the building.

          B. Non-Construction Items. Advance may be made for the caste of non-construction ("soft costs") items on the basis of 100% of the amounts of all approved invoices up to the amounts of such costs listed on the Request for Advance to the extent the requested advance is consistent with the Budget required in this Agreement.

          C. Materials Stored On-Site. Bank is not obligated to make advances for construction materials stored on-site until Bank's Consultant certifies to Bank that such materials are incorporated into the improvements. Bank will make Loan disbursements or construction materials properly stored on the Property based upon photocopies of the paid invoices for such materials provided that: (i) Bank's Consultant approves the invoices for all such materials; (ii) Borrower provides Bank with evidence satisfactory to Bank that Bank will have a first priority perfected lien and security interest in such materials; (iii) Borrower provides Bank with evidence satisfactory to Bank that all such materials are fully insured against all perils in an amount equal to their full replacement value; (iv) Borrower and Contractor certify to Bank that such material will be incorporated into the improvements within 45 days after they are delivered to the Property; and
     (v) Borrower provides Bank with such other assurances as Bank may require, in Bank 'a sole discretion.

          D. Materials Stored Off-Site. Bank is under no obligation to make Advances based on materials not stored on the Property.

          6.14 Approval of Documents and Proceedings. The validity of all transactions contemplated by this Agreement, and the for and substance of all agreements, certificates, instruments, and other documents required by this Agreement to be delivered to Bank by Borrower must be satisfactory to Bank and Bank's Counsel. Bank will not be obligated to disburse funds under the Loans if in the sole discretion or opinion of Bank: (a) the progress of the Project is not in compliance with the construction schedule or the Plans and Specification.; (b) the estimated remaining caste of the Project in accordance with the plane exceeds the remaining undisbursed portion of the Loan; (c) the actual or estimated coot of the Project differs materially from that as shown on the Budget; (d) the percentage of progress of the Project differ. materially from that as shown on any request for an Advance; or (e) if the Improvements have been damaged by fire or other casualty and Bank has not received sufficient insurance proceeds to satisfactorily restore the Improvements and complete the Project prior to the outside Completion Date in accordance with the Plans.

     7. DEFAULT. The occurrence of one or more of the following events constitutes a Default under this Agreement and with respect to each of the Loan Documents.

          7.1 Nonpayment of Liabilities. The nonpayment within ten days of the date due of any Installment of interest or principal under the Note when due, whether at maturity, by acceleration, or otherwise, or a default after the expiration of any applicable grace period in the payment of any other Liability of Borrower or Guarantor to Bank.

          7.2 Fees and Expenses. The nonpayment within ten days of the date when due of any expense, fee, or charge provided for in this Agreement.

          7.3 Other Defaults. Borrower or Guarantor fails to perform, keep, or observe any covenant, agreement, or provision of the Note or of this Agreement (other than those set forth in sections 7.1 and 7.2) or of any certificate, agreement, instrument, mortgage, deed of trust, or report executed in connection with the Loan, or if Borrower or Guarantor breaches any representation or warranty contained in any Loan Document, and such failure or breach continues for a period of 30 days, or if any warranty, representation, or other statement made or furnished to Bank by or on behalf of Borrower or any Guarantor or in any of the Loan Documents proves to be false or misleading in any material respect when made or furnished.

          7.4 Financial Difficulty. Borrower or Guarantor becoming involved in financial difficulty as evidenced by one or more of the following events:

          A. Borrower, Guarantor, or one or more shareholders of Borrower owning in the aggregate a majority of Borrower's outstanding capital stock becoming insolvent, as defined in any bankruptcy, insolvency, or other debtor relief law, or filing a petition in bankruptcy or a petition seeking a reorganization or an arrangement of creditors under any bankruptcy, insolvency, or other debtor relief law, or Reeking to take advantage of any bankruptcy, insolvency, or debtor relief law, or filing an answer admitting or not contesting the material allegations of a petition filed against it or him in such a proceeding, or the entry of an order for relief in any such proceeding, or Borrower or Guarantor taking any action (formal or informal) leading to the winding-up, dissolution or liquidation of Borrower, or Borrower or Guarantor is discontinued as a going concern;

          B. Borrower or Guarantor (i) making a general assignment for the benefit of its or his creditors, (ii) admitting in writing its inability to pay its or his debt. generally as they mature, (iii) seeking, consenting, or acquiescing to the appointment of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its or his property, or (iv) suffering the appointment without its or his consent or acquiescence of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its property;

          C. The assumption of custody or sequestration by a court of competent Jurisdiction of all or a substantial part of the property of Borrower or Guarantor; or

          D. An attachment after judgment being made on all or a substantial part of the property of Borrower or Guarantor.

          7.5 Cancellation of Guaranty. Any Guarantor cancels, terminates, or limits its guaranty of Borrower's obligations under this Agreement or the Loans, or if any Guarantor defaults under or breaches the terms of its Guaranty; or if any Guarantor is dissolved or transfers any material portion of it. assets; or if any subordination agreement or commitment relating to Subordinated Debt is cancelled, terminated, or breached.

          7.6 Actions. If Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any property of the Borrower or the Guarantor.

          7.7 Collateral. If a creditor of Borrower other than Bank obtains possession of any of the Collateral by any legal means.

          7.8 Change in Control. If during the term of the Loan either Michael Kagan or William Compton resign or are removed as executive officers of Borrower or their percentage of ownership in Borrower or any Guarantor declines.

          7.9 Subordination Agreements. If a breach or default shall occur with respect to any subordination agreement executed by any creditor of Borrower (including any Affiliate), or if any such agreement shall otherwise terminate or cease to have legal effect.

          7.10 Other Documents. If a default or event of default or breach occur under any Loan Document, or under or with respect to any of the Liabilities, or under any other note, evidence of indebtedness, loan agreement, security agreement, guaranty, pledge, mortgage, assignment, or security document executed by Borrower or Guarantor and delivered to the Bank, then and in each and every such case, Bank or the holder of the Note may at its option proceed to protect and enforce its rights by suit in equity, action at law and/or the appropriate proceeding either for specific performance of any covenant or condition contained in the Note or in any Loan Document, and/or declare the unpaid balance of the Loans and Note, together with all accrued interest to be forthwith due and payable, and thereupon such balance shall become no due and payable without presentation, protest, or further demand or notice of any kind, all of which are hereby expressly waived. The Borrower agrees that a default under any Loan Document shall constitute default with respect to all Loan Documents and vice versa.

          7.11 Final Judgment. The rendition during the term of the Loan of one or more final judgments against Borrower or Guarantor for the payment of money or damages in the aggregate amount of $250, 000 or more if the judgment is not discharged or the issuance of a writ of execution or similar process with respect to the judgment is not stayed within the time allowed by law for filing notice of appeal of the judgment.

          7.12 Issuance of Writ. The issuance of one or more writs of execution, garnishment, levy, attachment, or similar process against Borrower or Guarantor (whether or not pursuant to a final judgment) in connection with one or more claims for the payment of money or damages in excess of $250,000 in the aggregate, if the writ or writs are not stayed or vacated within five days after the issuance of it.

          7.13 Liens Imposed by Law. The violation of any law, or any act or omission, by Borrower or Guarantor that results in the imposition of a Lien by operation of law on the Property (or in the use of other property of Borrower or Guarantor, a Lien with a claim for the payment of money or damages in excess of $250,000), if the Lien is not discharged or bonded within 15 days after it attached.

          7.14 Dissolution. The dissolution of Borrower.

          7.15 Delay in Construction. If, in the opinion of Bank, Borrower is not proceeding continuously and diligently towards completion of the Project, subject to Unavoidable Delays; or the Project is discontinued or abandoned for a period of 15 days, unless the same is due to Unavoidable Delays.

          7.16 Unauthorized Work. Borrower, without Bank's prior written approval, undertakes work on the Property beyond the scope of the Plans.

          7.17 Failure to Complete Construction. Borrower fails to complete the Project in accordance with the Plans on or before the Completion Date.

          7.18 Improper Materials. If any of the materials, fixtures or articles used in the construction of the Improvements or the appurtenances thereto, or to be used in the operation thereof, are not substantially in accordance with the Plane as approved by Bank and are not replaced within 30 days after notice of the defect from Bank or Bank's Consultant.

          7.19 Cancellation of Building Permit. Borrower shall neglect, fail or refuse to keep in full force and effect any building permit required in connection with the Project or notice shall be given that any such permit has been cancelled.

          7.20 Destruction of Improvements. The Improvements shall be damaged or destroyed by fire or other casualty and Bank shall determine that there is reasonable doubt, by reason of such lost or damage or of delays in making settlements with insurers, as to Borrower's ability to complete Construction within 12 months after the Closing Date.

          7.21 Condemnation of the Property. If a condemnation of any portion of the Property occurs, is pending, or is threatened during the Construction Loan period.

          7.22 Execution of Additional Security Agreements. Borrower executes any conditional bill of sale, security agreement or other security instrument in favor of anyone other than Bank covering any materials, fixtures, or articles intended to be incorporated in the Improvements or the appurtenances thereto, or files or has filed against it a financing statement publishing notice of such security instrument, or any of such materials, fixtures or articles is not purchased so that the ownership thereof will vest unconditionally in Borrower, free from encumbrances, on delivery at the Project site, or Borrower does not produce to Bank upon demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such materials, fixtures and articles.

          7.23 Encroachments and Permits. The Improvements encroach upon any street or road setback or easement or upon any adjoining property or violate any applicable governmental law, ordinance, regulation, rule, or code, or any building permit is revoked, suspended, or lapse, and is not reinstated within 15 days or, if any permit is conditional, Borrower falls to punctually satisfy all the required conditions.

          7.24 Adverse Change. Bank determines that a material adverse change has occurred in the financial condition of Borrower or Guarantor since the financial condition of Borrower or Guarantor wee most recently disclosed to Bank; or the condition Of title to the Property is not satisfactory to Bank for any reason other than the Permitted Encumbrances.

          7.25 Default Under Other Obligations. The declaration against Borrower of a default by Borrower of the terms and conditions of any Senior Debt obligation to a third party that has not been cured or waived in accordance with the Terms of those applicable loan documents and in any event within 30 days from the date of default shall constitute a default of the terms and conditions of any obligation of Borrower to Bank. Upon such default, Borrower's and any Guarantor's monies, securities, or other property deposited with Bank shall be subject to Bank's right of setoff and shall be immediately and irrevocably assigned to Bank to apply against any of Borrower's obligations to Bank whether or not then due, in any manner Bank deem appropriate.

     8. REMEDIES. If a Default occurs, Bank may (but is not obligated to) exercise the following remedies:

          8.1 Acceleration. Bank may elect to make no further Advance. under the Loan. In addition, Bank may declare the entire unpaid principal amount of the Note and all interest accrued thereon to be, and the same thereupon will become, immediately due and payable, and Bank also may proceed otherwise to protect its rights as provided by applicable law. Borrower shall pay all costs and expenses (including attorneys' fees and expenses) incurred by Bank in connection with the collection of the Liabilities of Borrower to Bank. No right, power, or remedy conferred on Bank by this Agreement, or any instrument or agreement executed pursuant to it, is exclusive of any other right, power, or remedy now or later available to Bank at law or in equity.

          8.2 Immediate Possession; Completion of Construction. Bank shall have the right, but not the duty, in addition to the rights or remedies afforded to Borrower under the Security Documents: (a) to enter on the Property and take possession thereof, complete the Improvements, if they have not already been completed, and take all action it deems necessary to protect the Property, all at the risk, cost and expense of Borrower; (b) at any time discontinue any work commenced in respect to the Improvements or abandon the Improvements or change any course of action undertaken by it; or (c) assume (but not be obligated to) any construction contract made by Borrower in any way relating to the Improvements and take over and use all or any part of the labor, material, supplies and equipment contracted for by Borrower whether or not previously incorporated into the Improvements. In connection with any construction undertaken by Bank pursuant to the provisions of this subsection, Bank may: (i) employ builders, contractors, subcontractors, architects, engineers, inspectors and others for the purpose of furnishing labor, Materials and equipment in connection with the Improvements; (ii) purchase all materials necessary or proper or convenient for completing the Improvements; (iii) pay, settle, or compromise all bills or claim. that are or may become liens against the Property, or any portion thereof, or which have been or may be incurred in any manner in connection with the completion of the improvement or for the discharge of liens or encumbrances on, or defects in, the title of the Property, or any portion thereof; (iv) execute all applications and certificates in the name of Borrower which may be required by any construction contract; (v) institute such legal or other proceedings, and defend such actions or proceeds, as Bank shall deem appropriate in connection with the Property; and (vi) take, delay in, or refrain from taking, such action hereunder as Bank may from time to time determine.

          8.3 Continuation of Advances to Complete Construction. If Bank undertakes any of its rights in connection with the completion of the Construction, Borrower agrees that Bank may continue to make Advances to Persons other than Borrower that need not be in accord with this Agreement in some manner and for such purposes as Bank deems advisable in order to complete the Construction of the Improvements in accordance with the Plan. or to protect Bank's security. Borrower and Guarantor shall be liable for and shall repay Bank for all such Advances. All disbursements by Bank to complete the Improvements are to be considered disbursements made to or on behalf of the Borrower and will be secured by the Mortgage and guaranteed by Guarantor.

     9.   MISCELLANEOUS.

          9.1 Disbursement of Loan Proceeds is Bank's Only Responsibility. Bank is not obliged to anyone to ascertain whether Borrower is using the Loan proceeds to pay the costs of constructing the Improvements. Borrower is solely responsible for paying for all labor and materials in connection with the construction of the Improvements whether or not Bank disburses Loan proceeds and whether or not the Loan proceeds are sufficient to pay the costs of construction. Bank's sole obligation is to make Loan disbursements. Borrower and Guarantor agree that they are responsible for repaying all advances made by Bank under this Agreement even if any Advance or Advances were made while there existed a Default under this Agreement or for some other reason Bank was not obligated to make any Advance.

     9.2 No Partnership or Joint Venture. This Agreement does not create or evidence the creation of a partnership or joint venture between Borrower and Bank.

     9.3 Complete Agreement and Modification. This Agreement contains the final, complete, and exclusive expression of the understandings between the parties regarding the transactions contemplated by it and supersedes any prior or contemporaneous agreement or representation (including but not limited to any commitment letter sent to and accepted by Borrower prior to this Agreement), oral or written, by any of them. A waiver, amendment, or modification of this Agreement will be valid and effective only if it is in writing and signed by each party.

     9.4 Non-waiver. Neither a failure nor a delay by Bank to exercise any right, power, or privilege under this Agreement will operate as a waiver of this Agreement, nor will any singular or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     9.5 Titles and Headings. The titles and headings preceding the text of the sections and subsections of this Agreement have been inserted solely for convenience of reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

     9.6 Interest. No provision of this Agreement, the Loan Documents or any other agreement between Borrower and Bank will require the payment or permit interest in excess of the maximum rate of interest allowed by applicable law. If any payment of interest or in the nature of interest would cause the foregoing interest rate limitation to be exceeded then, at the payor's option, such excess amount will either be credited as a payment of principal or returned to the payor.

     9.7 Rights of Third Parties. Bank makes no representations and assumes no obligation. as to third parties concerning the quality of the Project by Borrower of the Improvements or the absence of any defects. In this regard, Borrower agrees to and shall indemnify Bank from any liability, claim or losses resulting from the disbursement of the Loan or from the condition of the Property whether related to the quality of the Project or otherwise and whether arising during or after the term of the Loan. This subsection shall survive the repayment of the Loans and shall continue in full force and effect so long as the possibility of any liability, claim or loss exists.

     9.8 Conflict with Loan Documents. The parties intend for the rights of Bank and obligations of Borrower and Guarantor under the Loan Documents to be supplemental and cumula-tive. However, in the event of an irreconcilable (considered in a manner most favorable to Bank) conflict between any of the other Loan Documents and this Agreement, the terms of this Agreement shall control and govern. Whenever possible, the provisions of this Agreement shall be deemed supplemental to and not in derogation of the other Loan Documents.

     9.9 Indemnification. Without limiting any of the other provisions contained in this Agreement or the Loan Documents, Borrower agrees to indemnify and hold Bank harmless against and with respect to any and all liability, deficiency, damage, coat or expense resulting from any misrepresentations, material omission, breach of warranty or representation, or the failure to fulfill any covenant or agreement on the part of Borrower under or relating to this Agreement or the Loan Documents, and any and all actions, suits, proceedings, demands, assessments, judgments, costs, legal and accounting fees or other expenses incident to the indemnification of Borrower pursuant to this subsection. The indemnity contemplated herein shall not apply to loss or damage resulting from Bank's own willful misconduct or gross negligence but shall apply to loss or damage resulting from Bank's negligence. Additionally, Borrower shall indemnify, defend, at its own cost, and hold Bank harmless from any action, proceedings or claim affecting the value of the Note or any other instrument or document evidencing any of the Liabilities.

     9.10 Assignment. Bank may assign its rights and obligations under this Agreement and any other agreement between Bank and Borrower. Bank shall have the right to participate the Loans with other lending institutions. The rights and obligations of Borrower under this Agreement and the Loan Documents are not assignable, and Borrower shall not assign this Agreement or the proceeds of the Loan. Notwithstanding the foregoing, in the event Borrower makes an assignment of this Agreement or the Loan Documents, Bank may, at Bank's option, continue to make Advances hereunder to Borrower or Borrower's successors in interest in the Property, and all sums so advanced shall be deemed Advances made pursuant to and not in modification thereof and shall be evidenced and secured by Note and Mortgage.

     9.11 Costs and Expenses. Borrower shall pay directly or indemnify and reimburse Bank promptly upon Bank's demand for all coats and expenses incurred by Bank in connection with (a) negotiation and consummation of the Loan; (b) administration, renewal, modification, extension, or replacement of the Loan or any of the Loan Documents; (c) interpretation of the Loan Documents; (d) enforcement or collection of the Loan or the enforcement of any the Bank's rights or remedies under the Loan Documents or otherwise available under applicable law; (e) protection of or preservation of any portion of Property, or the protection of the existence of or priority of Bank's lien and security interest in the Property; and (f) the enforcement and collection of any insurance claim or condemnation claim. Without limiting the generality of the foregoing, Borrower shall pay fees and costs of Bank's advisers, consultants, attorneys, legal assistants, and paralegals in all negotiations and in all proceedings (including, without limitation, bankruptcy and post-judgement collection proceedinga) whether or not suit is filed, and if suit is filed, through all appeals. Borrower also will indemnify Bank against and promptly pay to Bank upon Bank's demand all documentary stamp taxes, intangible taxes, and other taxes (together with all penalties and interest) charged or assessed against Bank in connection with the consummation of the Loan or any modification, extension, renewal, consolidation, or replacement of the Loan or any related Loan Documents, and any future advances made pursuant to those documents.

     9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, other than the laws of that state governing the resolution of conflicts with the laws of other jurisdictions; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Florida, the laws of such jurisdiction shall govern the method, manner, and procedure for foreclosure of Bank's lien upon such Collateral and the enforcement of Bank's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Florida.

     9.13 Venue and Jurisdiction. Borrower agrees that any legal action brought by Bank to collect the Loan or any obligation or to assert any claim against Borrower under any Loan Document, or any part thereof, may be brought in any court in the State of Alabama having subject matter jurisdiction and that any such court will have nonexclusive jurisdiction, waives its right to object to any such action on grounds it is brought in the improper venue, and irrevocably consents that any legal action or proceeding against it under, out of, or in any manner relating to the Loan, the obligation, or any Loan Document may be brought in the Circuit Court of Jefferson County, Alabama, or in any other Circuit Court of the State of Alabama, or in the U.S. District Court for the Northern District of Alabama. Any judicial proceeding by Borrower against Bank under any Loan Document shall be brought only in one of the foregoing courts in Alabama. Borrower, by the execution of this Agreement, expressly and irrevocably assents and submits to the nonexclusive personal jurisdiction of any such court in any such action or proceeding. Borrower consents to the service of process relating to any such action or proceeding by mail to the address set forth in this Agreement.

     9.14 Notices. Every notice, consent, demand, election, request, and other communication required or permitted by this Agreement or by any agreement or instrument executed pursuant to it, must be in writing and will be duly given and effective on the earlier of its receipt or its deposit in a United States postal service latter box for dispatch by first class, postage prepaid, United States Mail and addressed by the sender to the proper party at the following address:

     (i) If to Bank:

     SouthTrust Bank of Alabama, National Association
     Post Office Box 2554
     Birmingham, Alabama 35290
     Attention: Asset-Based Lending Department

     With copies to:

     SouthTrust Bank of Alabama, National Association
     201 North Franklin Street, Suite 2950
     Tampa, Florida 33602
     Attention: Sie Kamide, Vice President

     and

     Glenn Rasmussen & Fogarty, P.A.
     Post Office Box 3333
     Tampa, Florida 33601-3333
     Attention: Robert W. Bivins

     (ii) If to Borrower:

     Tropical Sportswear International Corporation
     4902 West Waters Avenue
     Tampa, Florida 33634
     Attention: Michael Kagan

     With a copy to:

     Smith, Williams & Bowles, P.A.
     712 South Oregon Avenue
     Tampa, Florida 33606-2543
     Attention: Carole T. Kirkwood

or to such other address as the intended recipient may have designated by prior written notice to the sender.

     9.15 WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER AND BANK HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SHUTOFF, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (B) IN ANY WAY CON-

NECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. BORROWER AND BANK AGREE THAT EITHER OR BOTH OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

WITNESSES:                                   TROPICAL SPORTSWEAR
                                              INTERNATIONAL CORPORATION

 /s/                                         By: /s/ Sharon L. Perdue
------------------------------                  ------------------------------
Name:                                           Name: Sharon L. Perdue
     -------------------------                       -------------------------
                                                Title:
 /s/                                                  ------------------------
------------------------------
Name:
     -------------------------

ATTEST:                                                     [CORPORATE SEAL]

By: /s/
   ---------------------------
   Name:
        ----------------------
                     Secretary
                                             SOUTHTRUST BANK OF ALABAMA,
                                              NATIONAL ASSOCIATION

 /s/  Robert W. Bivins                       By: /s/
------------------------------                  ------------------------------
Name:  Robert W. Bivins                         Name:
     -------------------------                       -------------------------
                                                Title:
 /s/Carole T. Kirkwood                                ------------------------
------------------------------
Name: Carole T. Kirkwood
     -------------------------

                              FIRST AMENDMENT TO
                      CONSTRUCTION AND TERM LOAN AGREEMENT

     This First Amendment to Construction and Term Loan Agreement (this "Amendment") is executed by TROPICAL SPORTSWEAR INTERNATIONAL CORPORATION, a Florida corporation ("Borrower"), and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association ("Bank"), to amend the Construction and Term Loan Agreement executed by them on May 7, 1996 (the "Agreement").

     1. Definitions. Unless otherwise expressly defined in this Amendment, all terms used in this Amendment have the same meanings ascribed to them in the Agreement, and the definitions of those terms contained in the Agreement are incorporated by reference into this Amendment for all purposes.

     2. Amendment to Section 3.3. Subsection 3.3(A) of the Agreement is revised to increase each reference to the $830,228.04 escrow requirement set forth in that subsection to $840,800.00.

     3. Amendment to Section 5.26. The introductory phrase of Subsection 5.26(A) of the Agreement is revised to extend to 34 days following the Loan Closing Date the time period within which Borrower must deliver to Bank all documents listed as items i-iv in that subsection.

     4. Amendment to Budget. Exhibit "A" of the Agreement, which is defined in
Section 1 of the Agreement as the Budget for the Project, is replaced in its entirety with attached Exhibit "A" of this Amendment.

     5. Continued Effectiveness. Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms, and Borrower and Bank reserve all their respective rights and remedies under the Agreement.

     6. Complete Agreement. This Amendment contains the final, complete, and exclusive expression of the understanding between the parties regarding the modification of the Agreement described in this Amendment and supersedes any prior or contemporaneous agreement or understanding regarding that subject, oral or written, by either of them.

     7. Execution. Borrower and Bank may execute this Amendment in counterparts. Each executed counterpart will be considered an original document, and all executed counterparts, together, will constitute the same agreement. This Amendment will become effective when each party has executed and delivered to the other party a counterpart of it.


EXECUTED:  June 7, 1996.

WITNESSES:                                   TROPICAL SPORTSWEAR
                                              INTERNATIONAL CORPORATION

 /s/Billie Walker                            By: /s/Sharon L. Perdue
--------------------------------                ------------------------------
Name: Billie Walker                             SHARON L. PERDUE
     ---------------------------                Senior Vice President

 /s/
--------------------------------
Name:
     ---------------------------

ATTEST:                                                     [CORPORATE SEAL]

By: /s/Michael Kagan
   -----------------------------
   Michael Kagan, Secretary

                                             SOUTHTRUST BANK OF ALABAMA,
                                              NATIONAL ASSOCIATION

 /s/Leanne Rutherford                        By: /s/Sie Kamide
--------------------------------                ------------------------------
Name: Leanne Rutherford                         SIE KAMIDE
     ---------------------------                Vice President

 /s/Lisa Millman
--------------------------------
Name:
     ---------------------------


STATE OF FLORIDA         )
COUNTY OF HILLSBOROUGH   )

     The foregoing instrument was acknowledged before me this 7th day of June, 1996, by Sharon L. Perdue, as Senior Vice President of Tropical Sportswear International Corporation, a Florida corporation, on behalf of the corporation, who is personally known to me (or who has produced __________________ as identification).
                                         /s/Jane C. Marlow
My commission expires: 10/10/99         --------------------------------------
                                        Name: Jane C. Marlow
                                             ---------------------------------
                                        Notary Public, State of Florida
                                        Commission No.
                                                      ------------------------

                                                    [NOTARIAL SEAL]

                                        JANE C MARLOW
                                        My Commission CC500756
                                        Expires Oct. 10, 1999

STATE OF FLORIDA          )
COUNTY OF HILLSBOROUGH    )

     The foregoing instrument was acknowledged before me this 28th day of May, 1996, by Sie Kamide, as Vice President of SouthTrust Bank of Alabama, National Association, a national banking association, on behalf of the association, who is personally known to me.
                                         /s/ Kathaleen Benke
My commission expires:                  --------------------------------------
                                        Name:
            KATHALEEN BENKE                  ---------------------------------
      MY COMMISSION # CC 366041         Notary Public, State of Florida
       EXPIRES: August 28, 1996         Commission No.
Bonded Thru Notary Public Underwriters                ------------------------

                                                    [NOTARIAL SEAL]

                                                                        5/22/96

PROPOSED CUTTING FACILITY               EXHIBIT "A"              105,000 SQ. FT.
ESTIMATED COST - BUILDING & LAND
RFC X 1230 4/17/96 Rev. C

                                        Exist & New     New Bldg.       County, City,      TSI
                                        Building        Construct          State          Direct        Other
        ITEM                             & Land         & Engineer       Impact Fees    Bldg. Costs     Costs
Exercise Option, Parcel A                 $466,749.32
Exercise Option, Parcels B & C          $4,550,807.00
Lease Reimburse, Parcels B & C            $108,457.00
Refinancing fee, Parcels B & C            $147,890.36
Purchase, Parcel D                        $715,847.33
                                        $6,119,751.01

Building Construction (see attached)                    $3,456,763.00
Civil Engineer                                             $28,000.00
Arch. & Structural                                         $53,000.00
Building Inspection                                        $15,000.00
Site Permit - SWFWMP                                        $5,500.00
                                                        $3,558,263.00
Impact Rates
A.  Building - County                                                     $137,970.00
 @ 1314.00/thousand
B.  Fire - County                                                           $1,660.00
 @ 15.81/thousand
C.  Sewage - County                                                         $7,648.00
 @ 20 gal/emp = 40 emp
 = 800 gals @ 9.56
D.  Water - City - Fire Valve                                              $30,000.00
    New meter                                                               $7,856.00
    Hook up                                                                   $800.00
                                                                          $185,934.00
TSI - Sub-Contractors
Signage                                                                                    $15,000.00
Ornamental Gates & Fence                                                                   $39,371.00
Chain Link Fence 8 ft x 2200 ft
  @ 14.50                                                                                  $31,900.00
Vacuum System                                                                                 -
Security System                                                                            $60,000.00
Outside Associates Break Areas                                                             $35,000.00
Wall Hung Storage Racks 200 L/FT                                                              -
Awnings                                                                                    $10,000.00
                                                                                          $191,271.00
Contractors Bond Cost                                                                                       $36,686.00
Change orders 10%                                                                                          $348,895.00
* Not including Bond Premium
TOTAL ALL                                                                                               $10,371,489.01

                          SECOND AMENDMENT TO
                  CONSTRUCTION AND TERM LOAN AGREEMENT

     This Second Amendment to Construction and Term Loan Agreement (this "Amendment") is executed by TROPICAL SPORTSWEAR INTERNATIONAL CORPORATION, a Florida corporation ("Borrower"), and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association ("Bank"), to amend the construction and Term Loan Agreement executed by them on May 7, 1996, as amended by the First Amendment to Construction and Term Loan Agreement dated as of May 10, 1996 (as amended, the "Agreement").

     1. Definitions. Unless otherwise expressly defined in this Amendment, all terms used in this Amendment have the same meanings ascribed to them in the Agreement, and the definitions of those terms contained in the Agreement are incorporated by reference into this Amendment for all purposes.

     2. Amendment to Section 5.26. The introductory phrase of Subsection 5.26(A) of the Agreement is revised to extend until July 17, 1996, the deadline for Borrower to deliver to Bank all documents listed under subsection (B) (iii) (zoning), (v) (utilities), (vi) (permits), (vii) (updated professional letters),
(viii) (facilities for the disabled), and (ix) (subcontracts) of that section.

     3. Amendment to Section 3.3. Paragraph two of subsection 3.3(A) is amended to extend until August 2, 1996, the deadline for either (i) Borrower to obtain signed subordination agreements from each former shareholder or Borrower who is a creditor of Guarantor, or (ii) Bank to receive the $10,000 payment contemplator by that subsection.

     4. Continued Effectiveness. Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms, and Borrower and Bank reserve all their respective rights and remedies under the Agreement.

     5. Complete Agreement. This Amendment contains the final, complete, and exclusive expression of the understanding between the parties regarding the modification of the Agreement described in this Amendment and supersedes any prior or contemporaneous agreement or understanding regarding that subject, oral or written, by either of them.

     6. Execution. Borrower and Bank may execute this Amendment in counterparts. Each executed counterpart will be considered an original document, and all executed counterparts, together, will constitute the same agreement. This Amendment will become effective when each party has executed and delivered to tile other party a counterpart of it.

EXECUTED: July 2, 1996.

WITNESSES:                                   TROPICAL SPORTSWEAR
                                              INTERNATIONAL CORPORATION

/s/John R. Glance                            By:/s/Sharon L. Perdue
--------------------------------                ------------------------------
Name:John R. Glance                             SHARON L. PERDUE
     ---------------------------                Senior Vice President

/s/
--------------------------------
Name:
     ---------------------------

ATTEST:                                                     [CORPORATE SEAL]

By:/s/Michael Kagan
   -----------------------------
   Michael Kagan, Secretary

                                             SOUTHTRUST BANK OF ALABAMA,
                                              NATIONAL ASSOCIATION

/s/Leanne Rutherford                         By:/s/Sie Kamide
--------------------------------                ------------------------------
Name:   Leanne Rutherford                       SIE KAMIDE
     ---------------------------                Vice President

/s/Lisa Millman
--------------------------------
Name:   Lisa Millman
     ---------------------------

STATE OF FLORIDA          )
COUNTY OF HILLSBOROUGH    )

     The foregoing instrument was acknowledged before me this 3rd day of July, 1996, by Sharon L. Purdue, as Senior Vice President of Tropical Sportswear International Corporation, a Florida corporation, on behalf of the corporation, who is personally known to me (or who has produced __________________ as identification).
                                              /s/Jane C. Marlow
                                             --------------------------------
My commission expires:                       Name:   Jane C. Marlow
                                                  ---------------------------
                                             Notary Public, State of Florida
                                             Commission No.
                                                           -------------------

                                                              (NOTARIAL SEAL)

                                             JANE C MARLOW
                                             My Commission CC500756
                                             Expires Oct. 10, 1999

STATE OF FLORIDA         )
COUNTY OF HILLSBOROUGH   )

     The foregoing instrument was acknowledged before me this ___ day of July, 1996, by Sie Kamide, as Vice President of SouthTrust Bank of Alabama, National Association, a national banking association, on behalf of the association, who is personally known to me (or who has produced FL DL as identification).

                                             /s/ Karrie J. Hargot
                                             ---------------------------------
My commission expires:                       Name:
                                                  ----------------------------
                                             Notary Public, State of Florida
                                             Commission No.
                                                           -------------------

                                                              (NOTARIAL SEAL)

                                                      KARRIE J. HARGOT
                                                 MY COMMISSION # CC 465823
                                                    EXPIRES: May 21, 1989
                                          Bonded Thru Notary Public Underwriters

                             THIRD AMENDMENT TO
                     CONSTRUCTION AND TERM LOAN AGREEMENT

     This Third Amendment to Construction and Term Loan Agreement (this "Amendment") is executed by TROPICAL SPORTSWEAR INTERNATIONAL CORPORATION, a Florida corporation ("Borrower"), and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association ("Bank"), to amend the Construction and Term Loan Agreement executed by them on May 7, 1996, as amended by the First Amendment to Construction and Term Loan Agreement dated as of May 10, 1996 (as amended, the "Agreement"), and as further amended by the Second Amendment to Construction and Term Loan Agreement dated as of July 2, 1996.

     1. Definitions. Unless otherwise expressly defined in this Amendment, all terms used in this Amendment have the same meanings ascribed to them in the Agreement, and the definitions of those terms contained in the Agreement are incorporated by reference into this Amendment for all purposes.

     2. Amendment to Section 3.3. Paragraph two of subsection 3.3(A) is amended to extend until October 31, 1996, the deadline for either (i) Borrower to obtain signed subordination agreements from each former shareholder of Borrower who is a creditor of Guarantor, or (ii) Bank to receive the $10,000 payment contemplated by that subsection.

     3. Continued Effectiveness. Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms, and Borrower and Bank reserve all their respective rights and remedies under the Agreement.

     4. Complete Agreement. This Amendment contains the final, complete, and exclusive expression of the understanding between the parties regarding the modification of the Agreement described in this Amendment and supersedes any prior or contemporaneous agreement or understanding regarding that subject, oral or written, by either of them.

     5. Execution. Borrower and Bank may execute this Amendment in counterparts. Each executed counterpart will be considered an original document, and all executed counterparts, together, will constitute the same agreement. This Amendment will become effective when each party has executed and delivered to the other party a counterpart of it.

EXECUTED: September 30, 1996.

                    [signatures begin on next page]

WITNESSES:                                   TROPICAL SPORTSWEAR
                                              INTERNATIONAL CORPORATION

/s/Phyllis Schainholtz                       By:/s/Sharon L. Perdue
--------------------------------                ------------------------------
Name:PHYLLIS SCHAINHOLTZ                        SHARON L. PERDUE
     ---------------------------                Senior Vice President

/s/Billie Walker
--------------------------------
Name:Billie Walker
     ---------------------------

ATTEST:                                                     [CORPORATE SEAL]

By:/s/Michael Kagan
   -----------------------------
   Michael Kagan, Secretary

                                             SOUTHTRUST BANK OF ALABAMA,
                                              NATIONAL ASSOCIATION

/s/David S. Felman                           By:/s/Sie Kamide
--------------------------------                ------------------------------
Name: David S. Felman                           SIE KAMIDE
     ---------------------------                Vice President

/s/Becky R. Jarrett
--------------------------------
Name:   Becky R. Jarrett
     ---------------------------

STATE OF FLORIDA          )
COUNTY OF HILLSBOROUGH    )

     The foregoing instrument was acknowledged before me this 30th day of September, 1996, by Sharon L. Purdue, as Senior Vice President of Tropical Sportswear International Corporation, a Florida corporation, on behalf of the corporation, who is personally known to me.
                                              /s/Jane C. Marlow
                                             ---------------------------------
My commission expires:                       Name:   Jane C. Marlow
                                                  ----------------------------
                                             Notary Public, State of Florida
                                             Commission No.
                                                           -------------------

                                                             (NOTARIAL SEAL)

                                             JANE C MARLOW
                                             My Commission CC500756
                                             Expires Oct. 10, 1999

STATE OF FLORIDA         )
COUNTY OF HILLSBOROUGH   )

     The foregoing instrument was acknowledged before me this 7th day of October, 1996, by Sie Kamide, as Vice President of SouthTrust Bank of Alabama, National Association, a national banking association, on behalf of the association, who is personally known to me.
                                             /s/Becky Jarrett
                                             ---------------------------------
My commission expires:                       Name:Becky Jarrett
                                                  ----------------------------
           BECKY R. JARRETT                  Notary Public, State of Florida
       MY COMMISSION # CC 29637              Commission No.
        EXPIRES: June 22, 1997                             -------------------
Bonded Thru Notary Public Underwriters
                                                               [NOTARIAL SEAL]

                            FOURTH AMENDMENT TO

                    CONSTRUCTION AND TERM LOAN AGREEMENT

     This Fourth Amendment to Construction and Term Loan Agreement (this "Amendment") is executed by TROPICAL SPORTSWEAR INTERNATIONAL CORPORATION, a Florida corporation (the "Borrower"), and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association formerly known as SouthTrust Bank of Alabama, National Association (the "Bank"), to amend the Construction and Term Loan Agreement executed by them on May 7, 1996, as amended by the First Amendment to Construction and Term Loan Agreement dated as of May 10, 1996, as further amended by the Second Amendment to Construction and Term Loan Agreement dated as of July 2, 1996, and as further amended by the Third Amendment to Construction and Term Loan Agreement dated as of September 30, 1996 (as amended, the "Agreement").

                                BACKGROUND

     On about May 7, 1996, the Borrower and the Bank executed the Agreement to record the terms of their agreement concerning the $9.6 million Construction Loan, which, at the election of the Borrower and upon the satisfaction of certain terms and conditions stated in the Agreement, could be converted into the Term Loan. Construction of the Project has been completed, and the Borrower desires to (a) obtain from the Bank an increase in the outstanding loan amount to $9.8 million and (b) convert the Construction Loan into a Term Loan as generally contemplated by the Agreement, but subject to certain revised terms. The Borrower and the Bank execute this Amendment to record their mutual understandings regarding this future advance and conversion transaction.

     1. DEFINITIONS. Unless otherwise expressly defined in this Amendment, all terms used in this Amendment have the same meanings ascribed to them in the Agreement, and the definitions of those terms contained in the Agreement are incorporated by reference into this Amendment for all purposes.

     2. AMENDMENT TO ARTICLE 1. The definition of "Note" contained in Article 1 of the Agreement is amended to read entirely as follows:

          "Note" means the $9.8 million Renewal Consolidation Real Estate Promissory Note executed by the Borrower in favor of the Bank, renewing and consolidating the principal balance outstanding under (i) the $9.6 million Renewal Real Estate Promissory Note and the (ii) $200,000 Future Advance Promissory Note, each dated on about the date of the Fourth Amendment to this Agreement. The $9.6 million Renewal Real Estate Promissory Note referenced as (i) above renewed the principal balance outstanding under the

          $9.6 million Real Estate Promissory Note dated May 7, 1996, executed by the Borrower in favor of the Bank.

     3. AMENDMENT TO SECTION 3.4. Section 3.4 of the Agreement is amended to increase the amount of the Loan to $9.8 million. The increase shall be documented as provided in the Modification of Mortgage executed by the Borrower and the Bank and dated the same date as this Amendment.

     4. LOAN CONVERSION. The parties acknowledge the conversion of the Construction Loan into the Term Loan as contemplated under Section 3.4 of the Agreement, as amended.

     5. INTEREST RATE FOR TERM LOAN. The parties acknowledge the Borrower has selected Option No. 2 as the interest rate for the term loan pursuant to Section
3.5 of the Agreement. Accordingly, for a period of five years from the date of Loan conversion, interest shall be fixed at an annual rate of 8.8%, which rate is equal to 275 basis points above the five-year Treasury Bill rate on the date of the Loan conversion. The interest rate shall be adjusted in accordance with the Agreement five years from the Loan conversion date.

     6. AMENDMENT TO SECTION 3.6. Section 3.6 of the Agreement is amended to read entirely as follows:

          Term of the Loan. The term of the Construction Loan shall commence on the Loan Closing Date and shall convert to the Term Loan as of July 18, 1997. The maturity date of the Term Loan will be May 7, 2006.

     7. AMENDMENT TO SECTION 3.11. Section 3.1 1 of the Agreement is amended to add the following sentence to the end of that section:

          Notwithstanding the foregoing, Borrower shall be entitled to a credit of $10,000.00 against the $24,000 commitment fee otherwise payable to the Bank on the date of conversion pursuant to this Section 3.11. The $10,000.00 credit represents the deposit held by the Bank pursuant to
          Section 3.3 of this Agreement, which deposit shall be paid to the Bank on the Loan conversion date.

     8. PAYMENT OF THE LOAN. Borrower's first payment under the Note shall begin on August 1, 1997. All subsequent payments shall be made in accordance with Section 3.7 of the Agreement. In accordance with Section 5 of this Addendum, the amortized monthly payment of principal and interest shall be $89,125 during the first five years following Loan conversion.

     9. REAFFIRMATION. Borrower reaffirms each warranty, covenant, and representation contained in the Agreement, and any of the other Loan Documents, except to the extent that a warranty, covenant, or representation expressly applies only to an earlier date or time period and from its context clearly is no longer applicable. The Borrower acknowledges that the Bank has not waived or modified any requirement in the Agreement, except as expressly provided in this Amendment.

     10. CONTINUED EFFECTIVENESS. Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms, and the Borrower and the Bank reserve all their respective rights and remedies under the Agreement.

     11. COMPLETE AGREEMENT. This Amendment contains the final, complete, and exclusive expression of the understanding between the parties regarding the modification of the Agreement described in this Amendment and supersedes any prior or contemporaneous agreement or understanding regarding that subject, oral or written, by either of them.

     12. EXECUTION. The Borrower and the Bank may execute this Amendment in counterparts. Each executed counterpart will be considered an original document, and all executed counterparts, together, will constitute the same agreement. This Amendment will become effective when each party has executed and delivered to the other party a counterpart of it.

EXECUTED: July 18, 1997.

WITNESSES:                                   TROPICAL SPORTSWEAR
                                              INTERNATIONAL CORPORATION

/s/Carole T. Kirkwood                        By:/s/Sharon L. Perdue
------------------------------                  ------------------------------
Name: Carole T. Kirkwood                        Name:SHARON L. PERDUE
     -------------------------                       -------------------------
                                                Title:SR. VICE PRES OF FINANCE
                                                      ------------------------
/s/
------------------------------
Name:
     -------------------------

                                                            [CORPORATE SEAL]
ATTEST:

By:/s/Michael Kagan
   ---------------------------
                     Secretary

                                             SOUTHTRUST BANK,
                                             NATIONAL ASSOCIATION

/s/ Robert W. Bivins                         By:/s/W.H. Pitts, Jr.
------------------------------                  ------------------------------
Name:  Robert W. Bivins                         Name:W.H. Pitts, Jr.
     -------------------------                       -------------------------
                                                Title:Vice President
/s/ Dean Chakalas                                     ------------------------
------------------------------
Name:  Dean Chakalas
     -------------------------


STATE OF FLORIDA         )
COUNTY OF HILLSBOROUGH   )

     The foregoing instrument was acknowledged before me this 18th day of July, 1997, by SHARON L. PERDUE as Sr. Vice President of Tropical Sportswear International Corporation, a Florida corporation, on behalf of the corporation. She is personally known to me or produced Florida Driver's License as identification.

                                             /s/JACQUELINE E. RHODES
                                             ---------------------------------
My commission expires:                       Name:  JACQUELINE E RHODES
                                                  ----------------------------
[Notarial Seal}                              Notary Public, State of
                                             Commission No.
                                                           -------------------

STATE OF FLORIDA         )
COUNTY OF HILLSBOROUGH   )

     The foregoing instrument was acknowledged before me this 18th day of July, 1997, by W.H. PITTS, JR. as Vice President of SouthTrust Bank, National Association, formerly known as SouthTrust Bank, National Association, a national banking association, on behalf of the association. He is personally known to me or produced Alabama Driver's License as identification.

                                             /s/JACQUELINE E RHODES
                                             ---------------------------------
My commission expires:                       Name:JACQUELINE E RHODES
                                                  ----------------------------
[Notarial Seal]                              Notary Public, State of
                                             Commission No.
        Jacqueline E. Rhodes                               -------------------
  MY COMMISSION #CC643551 EXPIRES
           April 30, 2001
BONDED THRU TROY FARM INSURANCE, INC.

                            FIFTH AMENDMENT TO
                   CONSTRUCTION AND TERM LOAN AGREEMENT

     This Fifth Amendment to Construction and Term Loan Agreement (this "Amendment") is executed as of July 18, 1997, by TROPICAL SPORTSWEAR INTERNATIONAL CORPORATION, a Florida corporation ("Borrower"), and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association formerly known as SouthTrust Bank of Alabama, National Association ("Bank"), to amend the Construction and Term Loan Agreement executed by them on May 7, 1996, as amended by the First Amendment to Construction and Term Loan Agreement dated as of May 10, 1996, as further amended by the Second Amendment to Construction and Term Loan Agreement dated as of July 2, 1996, as further amended by the Third Amendment to Construction and Term Loan Agreement dated as of September 30, 1996, and as further amended by the Fourth Amendment to Construction and Term Loan Agreement dated as of July 18, 1997 (as amended, the "Agreement").

     1. DEFINITIONS. Unless otherwise expressly defined in this Amendment, all terms used in this Amendment have the same meanings ascribed to them in the Agreement, and the definitions of those terms contained in the Agreement are incorporated by reference into this Amendment for all purposes.

     2. AMENDMENT TO INTEREST RATE. Section 5 of the Fourth Amendment to Construction and Term Loan Agreement dated as of July 18, 1997, is amended to read entirely as follows:

          INTEREST RATE FOR TERM LOAN. The parties acknowledge the Borrower has selected Option No. 2 as the interest rate for the term loan pursuant to
     Section 3.5 of the Agreement. Accordingly, for a period of five years from the date of the Loan conversion, interest shall be fixed at an annual rate of 8.88%, which rate is equal to 275 basis points above the five-year Treasury Bill rate on the date of the Loan conversion. The interest rate shall be adjusted in accordance with the Agreement five years from the Loan conversion date.

     3. CONTINUED EFFECTIVENESS. Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms, and Borrower and Bank reserve all their respective rights and remedies under the Agreement.

     4. COMPLETE AGREEMENT. This Amendment contains the final, complete, and exclusive expression of the understanding between the parties regarding the modification of the Agreement described in this Amendment and supersedes any prior or contemporaneous agreement or understanding regarding that subject, oral or written, by either of them.

     5. EXECUTION. Borrower and Bank may execute this Amendment in counterparts. Each executed counterpart will be considered an original document, and all executed counterparts, together, will constitute the same agreement. This Amendment will become effective when each party has executed and delivered to the other party a counterpart of it.

EXECUTED: July 31, 1997.

WITNESSES:                                   TROPICAL SPORTSWEAR
                                              INTERNATIONAL CORPORATION

/s/Carrie Sewell                             By:/s/Sharon L. Perdue
------------------------------                  ------------------------------
Name: Carrie Sewell                             Sharon L. Perdue
     -------------------------                  Senior Vice President

/s/Kary D. Simcox
------------------------------
Name:Kary D. Simcox
     -------------------------

ATTEST:

By:/s/Michael Kagan
   ---------------------------
   Michael Kagan, Secretary

                                             SOUTHTRUST BANK, NATIONAL
                                              ASSOCIATION

                                             By:
------------------------------                  ------------------------------
Name:                                           Name:
     -------------------------                       -------------------------
                                                Title:
                                                      ------------------------
------------------------------
Name:
     -------------------------


STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     The foregoing instrument was acknowledged before me this 31st day of July, 1997, by Sharon L. Perdue, as Senior Vice President of Tropical Sportswear International

Corporation, a Florida corporation, on behalf of the corporation. She is personally known to me or produced __________________ as identification.

                                             /s/DEBORAH M. CHARTRAND
                                             ---------------------------------
                                             Print Name:DEBORAH M. CHARTRAND
                                                        ----------------------
                                             Notary Public, State at Large
                                             Notarial Seal or Stamp:
                                                  [NOTARIAL SEAL]

                                             DEBORAH M CHARTRAND
                                             My Commission CC493358
                                             Expires Sep. 05, 1999

STATE OF ________________
COUNTY OF _______________

     The foregoing instrument was acknowledged before me this ___ day of July, 1997, by _____________________________, as ________________________ of
SouthTrust Bank, National Association, a national banking association, on behalf of the association. He/She is personally known to me or produced ______________ as identification.

                                             ---------------------------------
                                             Print Name:
                                                        ----------------------
                                             Notary Public, State at Large
                                             Notarial Seal or Stamp:



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